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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TENNANT COMPANY
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(2)	Form, Schedule or Registration Statement No.:
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Tennant Company
701 North Lilac Drive
Minneapolis, Minnesota 55422

March 16, 2018

Dear Shareholder,

        Tennant Company's 2018 Annual Meeting of Shareholders will be held at the Minneapolis Marriott West, Galway Ballroom A/B, 9960 Wayzata Boulevard, St. Louis Park, MN 55426 on Wednesday, April 25, at 10:30 a.m. Central Time or at any adjournment or postponement thereof.

        The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. We have chosen to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. We believe that providing our proxy materials over the Internet reduces the environmental impact of our meeting without limiting our shareholders' access to important information about Tennant.

        Whether or not you plan on attending the meeting, it is important that your shares be represented and voted at the meeting. We encourage you to read the Proxy Statement and vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, as soon as possible, or you may request a paper proxy card, which will include a reply envelope, to submit your vote by mail and instructions for voting by telephone.

        We appreciate your continued confidence in Tennant and look forward to seeing you at the meeting.

Sincerely,
Jeffrey L. Cotter General Counsel and Corporate Secretary

i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	Wednesday, April 25, 2018 at 10:30 a.m. Central Time
Place:	Minneapolis Marriott West, Galway Ballroom A/B, 9960 Wayzata Boulevard, St. Louis Park, MN 55426
Items of Business:	(1) Elect three directors to a three-year term;
(2) Ratify the appointment of KPMG LLP as the our independent registered public accounting firm for 2018;
(3) Approve of an amendment to our Restated Articles of Incorporation to adopt majority voting for the election of directors in uncontested elections; and
(4) Advisory approval of executive compensation.
Who May Vote:	You may vote if you were a shareholder of record as of the close of business on February 28, 2018
Proxy Voting:
It is important that your shares are voted, whether or not you attend the meeting in person. You are encouraged to vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, as soon as possible. You may also follow the instructions on the Notice of Internet Availability of Proxy Materials to vote by telephone or request a paper proxy card, which will include a reply envelope, to submit your vote by mail. Your prompt response will help reduce solicitation costs incurred by us.
Jeffrey L. Cotter, General Counsel and Corporate Secretary
March 16, 2018

TENNANT COMPANY PROXY STATEMENT

Why did I receive a Notice of Internet Availability of Proxy Materials?

        Tennant Company ("we," "us," "our," the "company"), on behalf of its Board of Directors, is supplying this Proxy Statement in order to obtain your vote in connection with its Annual Meeting of Shareholders.

        The Annual Meeting will be held at Minneapolis Marriott West, Galway Ballroom A/B, 9960 Wayzata Boulevard, St. Louis Park, MN 55426, on Wednesday, April 25, 2018, at 10:30 a.m. Central Time.

        The Notice of Internet Availability of Proxy Materials is being first mailed to shareholders on or about March 16, 2018.

How do I access the proxy materials?

        Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders via the Internet, rather than mailing printed copies.

        If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote via the Internet.

        If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

What is a proxy?

        The proxy serves as a ballot for elections to our board, and it provides information about other items to be discussed and voted on at the Annual Meeting. It allows an authorized agent to act on your behalf in the event you do not attend the Annual Meeting.

Who is entitled to vote?

        You may vote if you owned shares of our common stock as of the close of business on February 28, 2018. As of February 28, 2018, there were 17,894,301 shares of common stock outstanding, each entitled to one vote.

How do I vote?

        You may vote in one of four ways:

  1.
  By Internet

        You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on April 24, 2018. Please have your Notice of Internet Availability of Proxy Materials or, if you have requested one, your proxy in hand, together with the last four digits of your social security number available to verify your identity. Follow the instructions provided to obtain your records and create an electronic ballot.

  2.
  By Phone

        Request a proxy from us by following the instructions on your Notice of Internet Availability of Proxy Materials. You may then call 1-800-690-6903 by using any touch-tone phone, 24 hours a day, 7 days a week, until 11:59 p.m. (Eastern Time) on April 24, 2018. Have your proxy in hand when calling. You will also need to provide the last four digits of your social security number to verify your identity. Follow the voice prompts to cast your vote.

  3.
  By Mail

        Request a proxy from us by following the instructions on your Notice of Internet Availability of Proxy Materials. Mark, sign and date your proxy and return it in the postage-paid envelope that will be provided, or return it to Tennant Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  4.
  In person during the Annual Meeting

        All shareholders may vote in person at the Annual Meeting. Paper ballots will be available for voting at the meeting. See below for instructions on voting in person if your shares are held through a third party.

What happens if my shares are held in an account at a brokerage firm, bank, broker-dealer or similar organization?

        If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are the beneficial owner of shares held in "street name," and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting in person during the Annual Meeting.

        As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions received from that organization to vote your shares. Shares held beneficially in street name may be voted in person during the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

What happens if my shares are held in the Tennant Company Retirement Savings Plan?

        If your shares are held in the Tennant Company Retirement Savings Plan ("Savings Plan"), your vote will be communicated to the Trustee who will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions. Your proxy includes any shares you hold in the Savings Plan. To be effective, your voting instructions must be received by the Trustee by April 20, 2018. Shares held in the Savings Plan may not be voted in person during the Annual Meeting.

Can the Trustee vote my shares on my behalf without receiving voting instructions from me?

        The Trustee will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions timely. You should vote your shares by following the instructions described above and set forth on your proxy.

Why should I vote?

        Your vote ensures that your ownership interests are represented even if you are unable to join the Annual Meeting in person. A promptly voted proxy will save us additional solicitation expense.

2

May I revoke my proxy or change my vote?

        Proxies may be revoked at any time before being voted in person during the Annual Meeting. The proxy may be revoked or changed only by use of the following methods:

  •
  sending a signed, written notice of revocation, dated later than the proxy, to the attention of our Corporate Secretary at the company's address listed on page 4 of this Proxy Statement;

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  sending a signed proxy, dated later than the prior proxy, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

  •
  voting again by telephone or on the Internet prior to the meeting; or

  •
  attending the meeting, revoking your proxy and voting in person during the meeting.

        Merely attending the meeting in person will not revoke your proxy.

        For shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization, or in the Savings Plan, see restrictions described above

How many votes are needed to hold the Annual Meeting?

        The meeting can take place when holders of a majority of the outstanding shares of common stock, either in person or by proxy, are present at the meeting. This is known as a quorum. Abstentions and broker non-votes will be counted as present when determining whether a quorum exists.

What is a broker non-vote?

        Broker non-votes are shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

3

How many votes are needed to approve each of the proposals and how are votes counted?

        The table below summarizes the vote required to approve each proposal and how votes are counted:

	Vote Required	Voting Options	Board Recommendation[1]	Broker Discretionary Voting Allowed[2]	Impact of Withhold / Abstention
Item 1: Elect three directors to a three-year term	Plurality of shares present in person or by proxy and entitled to vote	FOR WITHHOLD	FOR	No	None
Item 2: Ratify the appointment of KPMG LLP as the company's independent registered public accounting firm for 2018	Majority of shares present in person or by proxy and entitled to vote[3]	FOR AGAINST ABSTAIN	FOR	Yes	AGAINST
Item 3: Approval of Amendment to Restated Articles of Incorporation	Majority of shares present in person or by proxy and entitled to vote[3]	FOR AGAINST ABSTAIN	FOR	No	AGAINST
Item 4: Advisory approval of executive compensation	The company will consider shareholders to have approved the advisory vote on our executive compensation if the votes cast FOR exceed the votes cast AGAINST	FOR AGAINST ABSTAIN	FOR	No	None

If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board's recommendations set forth above.

If broker discretionary voting is not allowed, your broker will not be able to vote your shares on these matters. A broker non-vote will have no effect on the matter except in the case of Items 2 and 3 where a broker non-vote will have the same effect as a vote AGAINST if a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the annual meeting is required in order to approve the item as described in footnote (3) below.

3
If greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting.

Who will pay the cost of this Proxy solicitation?

        We will bear the cost of solicitation. Proxies may be solicited on our behalf by directors, officers, employees or others, in person or by telephone, electronic transmission and facsimile transmission. No additional compensation will be paid to such persons for such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

What address should I use for correspondence with the Company?

        Our principal executive office is located at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota, 55440-1452.

BOARD OF DIRECTORS

INFORMATION, QUALIFICATIONS, EXPERIENCE AND TENURE

        Directors with terms expiring at the Annual Meeting are Azita Arvani, Steven A. Sonnenberg and David S. Wichmann.

Director Nominees for Terms Expiring in 2021 (Class II Directors):

	AZITA ARVANI, 55	Director Since 2012
• Head of Innovation Partner & Venture Management for Nokia, a global communications, information technology and consumer electronics company, since March 2017.
• Head of Global Innovation Scouting for Nokia from January 2016 to February 2017.
• Head of Innovation Partnering & Ecosystem Ventures for Nokia Networks from July 2015 to December 2015.
• Head of Innovation Partnering for Nokia Networks from September 2014 to July 2015.
• Head of Partnering and Alliances for Nokia Solutions and Networks from September 2012 to August 2014.
• Head of Innovation Strategy for Nokia Siemens from September 2011 to August 2012.
• Principal and Founder of Arvani Group Inc., a boutique business consulting firm specializing in the mobile and wireless industry, from 2002 to 2011.
• Vice President, Business Development and Strategy, for ActiveSky, a provider of an online mobile multimedia application development and distribution platform, from 2000 to 2001.
• Held various senior technical and business positions, including Director, Corporate Business Strategy for Xerox Corporation, a business process and document management company, from 1996 to 2000.
• Member of the Compensation, Governance and Executive Committees.
Qualifications:
Ms. Arvani, through her work with Nokia and prior responsibilities, brings extensive experience in disruptive technologies, commercializing innovations, partnerships and ecosystems. As an executive leader and a consultant, she has helped a diverse set of companies develop and commercialize game-changing technologies. Her experience in new technologies and innovations is particularly valuable as we evolve our telemetry, robotics, and sustainable cleaning technologies.
	STEVEN A. SONNENBERG, 65	Director Since 2005 Lead Director Since 2016
• Senior Advisor, Emerson Automation Solutions, a business unit of Emerson Electric Company, a worldwide technology and engineering company, since January 1, 2018.
• Chairman, Emerson Automation Solutions from May 2016 to December 2017.
• Executive Vice President, Emerson Electric Company, and President for Emerson Process Management from 2008 to April 2016.

•

President for Rosemount,  Inc., a business unit of Emerson Electric Company, from 2002 to October 2008. Held various positions with Rosemount and Emerson, including General Manager for Rosemount China and President for Emerson Process Management Asia Pacific, from 1992 to 2002.

• Lead Director, Chair of the Executive Committee, member of the Audit and Governance Committees.
Qualifications:
Mr. Sonnenberg is an expert in global sales, operations and expansion. His leadership roles with Emerson Electric Company and its various divisions have helped him acquire a specific expertise in process improvement, grounded in systems and metrics that are critical to successful, scalable growth and expansion, which applies directly to our process improvement and growth initiatives. Mr. Sonnenberg's experience with global acquisitions, joint ventures and expertise in emerging markets is also very valuable as we grow our global business.
	DAVID S. WICHMANN, 55	Director Since 2009
• Chief Executive Officer for UnitedHealth Group Incorporated, a diversified health and well-being company, since September 2017.

•

Held various executive positions with UnitedHealth Group since 1998, including President for UnitedHealth Group Incorporated, Chief Financial Officer, UnitedHealth Group; President, Operations and Technology, UnitedHealth Group; President, Commercial Market Group, UnitedHealthcare; President and Chief Operating Officer, UnitedHealthcare; President and Chief Executive Officer, Specialized Care Services, Optum; and Senior Vice President, Corporate Development, UnitedHealth Group.

• Partner, Arthur Andersen, from 1995 to 1998.
• Chief Financial Officer for Advance Machine Company from 1992 to 1994.
• Member of the Audit, Compensation and Executive Committees.
Qualifications:
Mr. Wichmann was selected by the board for his global financial operations, merger and acquisitions and business integration expertise. In addition to being a seasoned senior executive with UnitedHealth Group, Mr. Wichmann has experience across multiple businesses through his early consulting practice with Arthur Andersen and as Chief Financial Officer of a company in our industry. Mr. Wichmann's understanding of business processes, finance, accounting and internal controls adds further discipline to our growth initiatives.
Directors Whose Terms Expire in 2019 (Class III Directors):
	WILLIAM F. AUSTEN, 59	Director Since 2007
• President, Chief Executive Officer and member of the Board of Directors for Bemis Company, Inc., a global flexible packaging company, since August 2014.

•

Executive Vice President and Chief Operating Officer for Bemis from November 2013 to August 2014; Group President for Bemis from May 2012 to October 2013; Vice President, Operations, for Bemis from 2004 to April 2012.

• President and Chief Executive Officer for Morgan Adhesives Company from 2000 to 2004.

• Held various positions with General Electric Company from 1980 to 2000, culminating in General Manager, Switch Gear Business.
• Member of the Audit, Compensation and Executive Committees.
Qualifications:
Mr. Austen brings a broad strategic perspective as the top leader at Bemis Company where he serves as President and Chief Executive Officer. He is a talented leader in global manufacturing and operations with experience in global mergers, acquisitions and business integration. This experience is relevant to our business, including our international operations and growth initiatives.
	H. CHRIS KILLINGSTAD, 62	Director Since 2005
• President and Chief Executive Officer for Tennant Company since 2005.
• Vice President, North America, for Tennant from 2002 to 2005.
• Held various senior management positions with The Pillsbury Company, including Senior Vice President and General Manager, from 1990 to 2002.
• International Business Development Manager for PepsiCo Inc. from 1982 to 1990.
• Financial Manager for General Electric from 1978 to 1980.
Qualifications:
Mr. Killingstad, our President and Chief Executive Officer, through his work with General Electric, PepsiCo Inc. and The Pillsbury Company, as well as with the company, has led global expansion and turnaround efforts and has developed expertise in the areas of product innovation, brand marketing and building strong leadership teams.
	DAVID WINDLEY, 54	Director Since 2016
• President for IQTalent Partners, a professional services firm focused on talent acquisition, since September 2014.
• Executive Vice President, Chief Human Resources Officer, for Fusion-io, Inc., a computer hardware and software systems company, from October 2013 to August 2014.
• Executive Vice President, Chief Human Resources Officer, for Yahoo! Inc. from December 2006 to September 2012.
• General Manager, Human Resources, for Microsoft Corporation from December 2003 to December 2006.
• Vice President Human Resources, Business Units, for Intuit Inc. from December 2001 to December 2003.
• Held various positions with Silicon Graphics, Inc. from 1991 to 2001, culminating in Vice President, Human Resources.
• Chair of the Compensation Committee and member of the Governance and Executive Committees.
Qualifications:
Mr. Windley has extensive global human resources management, succession planning and executive compensation expertise from his executive roles with IQTalent Partners, Fusion-io, Inc., Yahoo! Inc. and Microsoft Corporation. His experience with leading technologies will be particularly valuable as we expand how we use digital technology in our products and our go-to-market initiatives.

Director Whose Terms Expire in 2020 (Class I Directors):
	CAROL S. EICHER, 59	Director Since 2008
• Non-executive board chairman of Innocor, Inc., (Bain Capital portfolio company) a designer and manufacturer of home furnishings, since August 2017.
• Chief Executive Officer of Innocor, Inc., from May 2014 to July 2017.

•

Business President for Coating Materials and Building and Construction for The Dow Chemical Company from September 2012 to July 2013; Business Group Vice President for Building and Construction for Dow Chemical from August 2010 to August 2012; Business Director, Performance Monomers, for Dow Chemical from April 2009 to July 2010.

•

Vice President/Global Business Director, Primary Materials and Process Chemicals, Rohm and Haas Company, a developer of solutions for the specialty materials industry acquired by Dow Chemical in 2009, from 2003 to July 2010; General Manager, Americas & Europe, Electronics, Organic Specialties, for Rohm and Haas from 2001 to 2003; Business Director, Organic Specialties for Rohm and Haas from 2000 to 2001.

• Held various senior management positions with Ashland Chemical Company, a division of Ashland, Inc., from 1992 to 2000.
• Held various management positions with E.I. DuPont de Nemours and Company, Inc. from 1979 to 1992.
• Chair of the Governance Committee, member of the Compensation and Executive Committees.
• Member of the Board of Directors of A. Schulman, Inc.
Qualifications:
Ms. Eicher brings a wealth of global manufacturing, operations and merger and acquisition experience from her senior leadership positions at Innocor Inc., The Dow Chemical Company, Rohm and Haas Company, Ashland Chemical Company and E.I. DuPont de Nemours and Company, Inc. In these positions she has led expansion efforts in developing countries and can provide insights as to the issues we may face as we expand our presence in Brazil, China and other developing countries.
	DONAL L. MULLIGAN, 57	Director Since 2009
• Executive Vice President and Chief Financial Officer for General Mills, Inc. since 2007.

•

Held various executive positions with General Mills from 2001 to 2007, including Vice President Financial Operations for the International division; Vice President Financial Operations for Operations and Technology; and Vice President and Treasurer.

• Served as Chief Financial Officer, International, for The Pillsbury Company from 1999 to 2001.
• Held various international positions with PepsiCo Inc. and YUM! Brands, Inc., including Regional CFO, Americas; Finance Director, Asia; and Finance Director, Canada, from 1987 to 1998.
• Chair of the Audit Committee, member of the Governance and Executive Committees.

Qualifications:
Mr. Mulligan was selected by the board not only because of his financial expertise and his various senior financial and operations leadership positions at large multinational public companies, but also because of his knowledge in developing, marketing and branding innovative products, which is particularly relevant to our business.

MEETING ATTENDANCE

        During 2017, the board met on four occasions. All directors attended all but one of the board meetings, and directors attended at least 80% of the respective committee meetings on which they serve.

        As set forth in the Corporate Governance Principles, all members of the board are encouraged to attend the annual meetings of shareholders. With the exception of Mr. Shank, all then serving directors attended the 2017 Annual Meeting of Shareholders. Mr. Shank's resignation from the board was effective with our 2017 Annual Meeting.

DIRECTOR INDEPENDENCE

        The board uses criteria established by the New York Stock Exchange ("NYSE") and the Securities and Exchange Commission to determine director independence. The Governance Committee reviews relevant information no less than annually to determine whether the board members meet the applicable criteria. The board has determined that Mmes. Arvani and Eicher and Messrs. Austen, Mulligan, Sonnenberg, Wichmann and Windley are independent based on the standards referred to above.

        The only relationships that exist between directors and the company or management are ordinary course of business commercial transactions involving the purchase of our products and product maintenance services by companies that employ certain directors or our purchase of products and services from companies that employ certain directors.

        These transactions were considered by the board in determining director independence.

        For 2017, the board considered the fact that the following non-employee directors are affiliated with entities that purchased goods and/or product maintenance services from us, as follows: (i) Mr. Austen's employer, Bemis Company, Inc., in the approximate amount of $16,000, (ii) Ms. Eicher's employer, Innocor, Inc., in the approximate amount of $5,000, (iii) Mr. Mulligan's employer, General Mills, Inc., in the approximate amount of $191,000, and (iv) Mr. Sonnenberg's employer, Emerson Electric Company, in the approximate amount of $221,000. In addition, we purchased services from an affiliate of Mr. Wichmann's employer, UnitedHealth Group Incorporated, in the approximate amount of $40,000. Such amounts were less than 2% of our and their respective employer's gross revenues (which, in each case, are greater than $1 million) for the year.

        Based on the relevant facts and circumstances, Ms. Eicher and Messrs. Austen, Mulligan and Sonnenberg do not have a material interest in these ordinary course of business transactions.

        The board was provided with this information and concluded that none of the relationships interfere with the independence of these directors or present a conflict of interest.

BOARD LEADERSHIP STRUCTURE

        The board has four standing committees: Audit, Compensation, Governance and Executive. Each of the board committees is comprised solely of independent directors with each committee having its own chair.

        Our President and Chief Executive Officer, Mr. Killingstad, is a member of the board. However, he does not serve as Chair of the board. Mr. Killingstad works closely with Mr. Sonnenberg to set and approve the agenda of board meetings, to ensure that there is an appropriate flow of information to the board, and to ensure that management properly and adequately addresses matters of interest to the board.

        Mr. Killingstad conducts the actual board meetings, but Mr. Sonnenberg conducts the meetings of the Executive Committee, which consists of all non-employee directors. Currently, the positions of Lead Director and Chair of the Executive Committee are combined.

        The board appointed Mr. Sonnenberg Chair of the Executive Committee and Lead Director in August 2016. The board's criterion for Lead Director is that he or she must be an independent director appointed by the board and elected by a majority of the board.

        The role of the Lead Director is to provide independent leadership to the board, act as a liaison between the independent directors and the company and ensure that the board operates independently of management.

        The Lead Director is appointed for a one-year term and may serve successive terms, but the board retains the right to remove or replace the Lead Director in its discretion. The person serving as Chair of the Executive Committee is typically also the Lead Director, unless the board decides otherwise.

        The principal responsibilities assigned to the Lead Director include:

  •
  chairing the board in the absence of Mr. Killingstad;

  •
  organizing and presiding over all executive sessions of the board;

  •
  serving as liaison between the independent directors and Mr. Killingstad;

  •
  in concert with Mr. Killingstad and other directors, setting and approving the agenda for board meetings, including approval of schedules to assure sufficient time for discussion of all agenda items;

  •
  in concert with Mr. Killingstad and committee chairs, ensuring the appropriate flow of information to the board and reviewing the adequacy and timing of materials provided to the board;

  •
  communicating to management, as appropriate, the results of private discussions among independent directors;

  •
  holding one-on-one discussions with individual directors where requested by the directors or the board;

  •
  ensuring his or her availability for consultation and direct communication with major shareholders, if requested by such shareholders; and

  •
  carrying out other duties as requested by the board.

        Currently, the board has chosen this leadership structure because it believes that it fosters good communication between management and the board, provides strong independent leadership to oversee and challenge management and provides the optimal level of board involvement in strategic decision-making and risk oversight.

BOARD OVERSIGHT OF STRATEGY AND RISK

  General

        The board, including through its committees, takes an active role in risk oversight of the company. The agendas for the board and committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our operations, strategies and compensation plans.

        The board typically meets in executive session at the beginning and at the end of each regularly scheduled meeting. The executive sessions are used to assist the board in carrying out its duties, including risk oversight. We believe that the process followed by the independent directors and led by Mr. Sonnenberg provides an appropriate level of risk oversight by the board.

  Annual Risk Assessment Process

        We conduct an annual enterprise-wide risk assessment. A formal report is delivered to the Audit Committee and to the board each December. Risk assessment updates are provided at each regularly scheduled quarterly Audit Committee meeting and more frequently if requested by a committee, the board or recommended by management.

        The objectives for the risk assessment process include (i) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management, (ii) developing and addressing a defined list of key risks to be shared with the Audit Committee, board and management, (iii) reviewing management's risk mitigation efforts, (iv) determining whether there are risks that require additional or higher priority mitigation efforts, (v) facilitating discussion of the risk factors to be included in Item 1A of our Annual Report on Form 10-K, and (vi) guiding the development of the next year's audit plans.

        The risk assessment process is conducted by our outsourced internal auditor and through members of an internal risk committee consisting of senior level staff from the legal and finance departments and from the business functions. Together they (i) review our enterprise risk assessment process, (ii) conduct a detailed enterprise risk assessment, including a survey of key department and functional leaders from all geographies, (iii) communicate the results of the risk assessment, (iv) evaluate management's past mitigation efforts, and (v) assess management's preparedness to address the identified risks and recommend risk mitigation activities. The process links the risk areas with our strategies, objectives and entity-level controls where senior management and global employees participate in risk identification and ranking and assessment of management preparedness to address identified risks. The risk profiles and current and future mitigating actions are discussed and refined during subsequent discussions with management. Any identified risks are prioritized based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence, after taking into account management's preparedness.

  Non-Ordinary Course Expenditure Policy

        To monitor transactions that could potentially expose the company to risk, the board has a formal delegation of authority policy for non-ordinary course expenditures which specifies areas for which board review and approval are required.

  Compensation Risk Review

        Annually, the Compensation Committee reviews and discusses the level of enterprise risk associated with our executive and non-executive employee compensation policies, practices and designs, including our short- and long-term incentive compensation plans and sales commission and incentive plans (for purposes of this discussion, "plans"). To assess whether the plans encourage unnecessary or excessive risk taking, the Compensation Committee considers the plan design philosophy, how the incentives are likely to impact employee behavior, the appropriateness of the plan metrics and what checks and balances exist to mitigate risks for inappropriate or fraudulent behavior.

        In December 2017, management presented the Compensation Committee with an analysis of our compensation plans and a review of the key areas of potential risks, and concluded that the risks arising from our compensation plans do not encourage excessive risk-taking that would likely lead to having a material effect on the company's financial condition. The Compensation Committee discussed this conclusion with management.

        The Compensation Committee concluded that the executive compensation plans mitigate unnecessary risk taking in both design and by the controls placed upon them because (i) the pay mix is appropriately balanced between fixed and variable components, and there is good balance of cash and equity pay mix that is consistent with the market practice, (ii) the metrics used for annual cash and long-term incentive program are distinct but complementary across plans and appropriately balance multiple measures of performance, (iii) incentive metrics and performance targets are selected in the context of our overall business strategy as well as shareholder alignment, (iv) threshold performance and maximum payouts exist for incentive plans and they reflect a reasonable range of performance expectations, (v) the Compensation Committee approves the metrics and payouts for the executive plans and may adjust the payouts downward, (vi) good internal controls exist for calculation of performance metric achievement, (vii) a claw back policy exists should payment be made on inaccurate calculations, and (viii) executive officers are subject to share ownership guidelines.

BOARD COMMITTEES

        As mentioned above, we have four standing committees of the board: Audit, Compensation, Governance and Executive. Membership on these committees is limited to independent directors.

  Audit Committee

        Our Audit Committee is comprised of Donal L. Mulligan (Chair), William F. Austen, Steven A. Sonnenberg and David S. Wichmann.

        Our board uses the listing standards of the NYSE to determine whether the Audit Committee members possess the requisite financial literacy to serve on the committee. The board has determined that all Audit Committee members are financially literate and independent.

        At least one member of the Audit Committee must have accounting or related financial management expertise as required by NYSE rules. The Audit Committee endeavors to have at all times a member who qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission.

        The board has determined that Messrs. Mulligan and Wichmann, each with extensive experience in financial management, and Mr. Wichmann being a certified public accountant, satisfy the requirements of an "audit committee financial expert," and that their expertise has been acquired through training and relevant experience.

        The Audit Committee operates under a written charter adopted by the board. The Audit Committee is required to meet no less than four times throughout the year, and in 2017 met on 11 occasions.

        The primary functions of the Audit Committee are to oversee:

  •
  the integrity of our financial statements;

  •
  compliance with legal and regulatory requirements;

  •
  KPMG LLC's ("KPMG") qualifications, independence and performance;

  •
  the performance of the internal audit function;

  •
  system of internal controls over financial reporting;

  •
  risk assessment and management policies; and

  •
  significant financial matters.

  Compensation Committee

        Our Compensation Committee is comprised of David Windley (Chair), Azita Arvani, William F. Austen, Carol S. Eicher and David S. Wichmann, all of whom meet the criteria for independence under the NYSE listing standards, Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of 1934.

        Our Compensation Committee operates under a written charter adopted by the board. The Compensation Committee is required to meet no less than two times throughout the year. In 2017, the Compensation Committee held four meetings.

        The primary functions of the Compensation Committee are to assist us in maximizing shareholder value by ensuring that executive officers are compensated in accordance with our philosophy, objectives and policies. Our overall executive compensation philosophy is guided by our desire to attract, retain, motivate and reward our employees, while ensuring alignment between our compensation plans and our business strategies. By the design of our compensation philosophy, our intent is to align pay-for-performance, accountability and an overall "ownership" mentality. In addition, in conjunction with its outside compensation consultant, the Compensation Committee recommends compensation levels for non-employee directors for approval by the board.

  Use of Outside Compensation Consultant

        The Compensation Committee engages Pearl Meyer & Partners, LLC ("Pearl Meyer") to advise it on executive officer and non-employee director compensation. Pearl Meyer's services include (i) making recommendations regarding the form and amounts of executive officer and non-employee director compensation, (ii) providing market and performance data as a backdrop to the committee's decisions regarding executive officer and non-employee director compensation, and (iii) advising the committee as to best practices and recent legal, governance and regulatory considerations regarding executive officer and non-employee director compensation.

        Pearl Meyer reports directly to the committee and works collaboratively, as directed by the Chair of the committee, with management. In 2017, the committee concluded that Pearl Meyer was independent with respect to the services it provided because (i) it reported directly to the committee, (ii) the committee could solicit advice and consultation from it without management's direct involvement, and (iii) all of the services provided by it in 2017 were at the request of the committee.

        In addition, the Compensation Committee assessed the independence of Pearl Meyer pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the committee.

        The Compensation Committee has established a process to limit potential conflicts of interest should management desire to seek advice from Pearl Meyer for non-executive compensation matters. Specifically, the committee determined that if management desires to use Pearl Meyer to provide any advice on non-executive compensation matters, it must contact the committee Chair and inform him or her of such request. The committee delegated to the Chair the authority to make a decision as to whether the service is appropriate. The chair is required to inform the committee of any such request or approval granted no later than at the next scheduled committee meeting. No less than annually Pearl Meyer must provide a summary to the committee describing any non-executive compensation services provided to the company or management. No such services were provided in 2017.

        Additional information about Pearl Meyer's role is set forth below under "Compensation Discussion and Analysis, Compensation Determination Process."

  Governance Committee

        Our Governance Committee is comprised of Carol S. Eicher (Chair), Azita Arvani, Donal L. Mulligan, Steven A. Sonnenberg and David Windley.

        Our Governance Committee operates under a written charter adopted by the board. The Governance Committee does not have a required number of meetings. In 2017, the Governance Committee met on three occasions. The primary purpose of the Governance Committee is to:

  •
  assist the board in identifying individuals qualified to become board members;

  •
  determine the composition of the board and its committees;

  •
  lead the board in its annual performance review and coordinate its self-evaluation process;

  •
  regularly review and, when applicable, recommend to the board changes to the Corporate Governance Principles, Articles of Incorporation, By-Laws and certain board committee charters; and

  •
  assist the board in understanding and complying with new corporate governance laws, regulations and policies affecting us or our business.

  Executive Committee

        Our Executive Committee is comprised of the independent board members. Mr. Sonnenberg, as Chair of the Executive Committee and Lead Director, presides at the Executive Committee meetings.

        Our Executive Committee operates under a written charter adopted by the board. The Executive Committee is to meet no less than four times throughout the year, and in 2017 met on four occasions at the beginning and/or the end of each regularly scheduled board meeting.

        The primary purpose of the Executive Committee is to review such matters and take such actions as are appropriate to be reviewed or taken by the independent directors. Any meeting of the Executive Committee held at the beginning of a regularly scheduled board meeting generally is used to discuss the board's priorities and focus on the agenda topics for that meeting. Any meeting of the Executive Committee held following a regularly scheduled board meeting is used to, among other things, assess the quality of the meetings and to collect feedback for Mr. Sonnenberg to present to Mr. Killingstad and management. Such feedback includes any requests for specific information to the oversight and focus on our long-term strategic direction, Mr. Killingstad's annual performance review, setting Mr. Killingstad's compensation, review and approval of our management succession plan, assessment of the risks and opportunities inherent in our strategic decision making, future agenda items, requests for information and other recommendations.

BOARD AND COMMITTEE SELF-EVALUATION PROCESS

        The board and its committees generally conduct an annual performance evaluation, as follows: annually in October, board members complete a detailed questionnaire which asks for quantitative ratings and subjective comments in key areas covering board and committee matters. Responses are collected by the General Counsel and a compilation of all the responses is provided to the Governance Committee. In addition, management prepares a response memorandum to the Chair of the Governance Committee. Upon review by the Governance Committee, the compilation of responses and management's response memorandum are provided to the board and each committee for review and discussion. Each committee thereafter provides an evaluation summary to the board. Feedback is then provided to management through Mr. Sonnenberg.

BOARD AND COMMITTEE MEMBER NOMINATIONS AND APPOINTMENTS

  Committee Appointments

        The board appoints members of its committees at least annually upon recommendation of the Governance Committee after taking into account the desires, experiences and expertise of individual directors, Mr. Killingstad and the benefits of rotating committee membership.

  Director Nomination Process

        The Governance Committee is responsible for recommending nominees for election to the board. As required by the Corporate Governance Principles, the Governance Committee is responsible for reviewing with the board, on an annual basis, the requisite skills and characteristics of individual members. The committee must also balance the composition of the board, as a whole, with the needs of the company.

        Our Governance Committee reviews all director nominees and recommends to the board those persons whose attributes it believes are most beneficial to the company.

        The committee's assessment of each director nominee takes into consideration the needs of the board, the ability to effectively represent the shareholders and stakeholders generally, as well as the following attributes:

• Experience	• Skills
• Diversity	• Competence
• Integrity	• Dedication

        The board does not have a written policy with regard to the consideration of diversity in identifying director nominees. However, as indicated above, diversity is one of the factors that the board takes into consideration when assessing director nominees. In that regard, the board defines "diversity" broadly to include race, gender, national origin, functional experience, geographic representation and personal skills and attributes.

        The board looks for candidates who have public company experience, have a history of demonstrating strong and ethical leadership, are sufficiently senior and adept at understanding and evaluating strategic, financial and operational risks and have the expertise to create a well-rounded board.

        The Governance Committee also considers the Corporate Governance Principles, which include the following factors when considering director nominees:

• The size of the board	• Other board service
• Directors with job changes	• Retirement
• Director terms	• Independence

        Once a recommendation is made by the Governance Committee, it is reviewed by the board. In making its decision to nominate directors, the board considers all of the above factors.

  Shareholder Nominations

        The Governance Committee will consider director candidates recommended by shareholders. Shareholder recommendations must be accompanied by a sufficiently detailed description of the candidate's background and qualifications.

        The committee will evaluate the candidate using the aforementioned criteria. To recommend a qualified candidate, shareholders should write to the Chair of the Governance Committee at our principal executive office listed below.

        If a shareholder wishes to nominate a director other than a person nominated by the board, under our Restated Articles of Incorporation, a shareholder of record must submit to the Corporate Secretary a written request that a person's name be placed in nomination. This request must be received not less than 75 days prior to the date fixed for our annual meeting, along with the written consent of the proposed nominee to serve as a director.

COMMUNICATION WITH THE BOARD OF DIRECTORS

        All interested parties, including shareholders, may communicate with the independent members of the Board by writing to Mr. Sonnenberg at:

    ATTN: General Counsel, Mail Drop #29
    Tennant Company
    701 North Lilac Drive
    P. O. Box 1452
    Minneapolis, MN 55440-1452

        All of the communications will be delivered to the General Counsel who will forward communications to Mr. Sonnenberg to address the matter.

COMMITTEE CHARTERS AND OTHER GOVERNANCE DOCUMENTS

        All four standing Committee Charters, as well as other governance documents, including the Corporate Governance Principles and Business Ethics Guide, are available on our website at http://www.tennantco.com.

DIRECTOR COMPENSATION FOR 2017

        In February 2016, the board approved the following non-employee director compensation, which remained unchanged for the 2017 board year (the period between annual shareholders' meetings) commencing with the 2017 annual shareholders' meeting:

Component of Pay	Board Year Compensation
Board Retainer	$55,000 annually
Committee Member Retainer	Audit: $15,000 annually
Compensation: $6,000 annually
Governance: $5,000 annually
Additional Committee Chair Retainer	Audit: $10,000 annually
Compensation: $10,000 annually
Governance: $5,000 annually
Additional Lead Director Retainer	$20,000 annually
Annual Equity Grant	Restricted Stock: $50,000, grant date fair market value
Stock Options: $50,000, grant date fair market value

        Retainers fees are paid in cash or non-employee directors may elect to defer the retainer fees under the Tennant Company Executive Non-Qualified Deferred Compensation Plan. For additional information on this plan, see the Non-Qualified Deferred Compensation discussion under "Compensation Discussion and Analysis—Other Plans and Agreements—Supplemental Retirement Savings Plan (Non-Qualified Deferred Compensation)."

        All compensation paid to directors who join the board between annual shareholder meetings is pro-rated for partial years of service.

        This non-employee director compensation package is reviewed periodically by the Compensation Committee and the board using external data derived from Pearl Meyer's review of proxy data as used in the executive compensation determination process.

        The board has adopted a stock ownership goal for non-employee directors of five times their annual cash retainer, to be attained within five years from the date of election to the board. Progress toward these ownership grants is measured each year at the time of the February Compensation Committee meeting.

        Ownership levels are calculated by adding (i) the value of the shares held directly by the director, (ii) the estimated after-tax value of restricted and unrestricted shares, (iii) restricted stock units, deferred stock units and shares held under benefit plan, and (iv) the potential gains from vested options, as of the close of market on December 31 of the year immediately preceding the year of calculation. Directors who have served on the board for five years or more have achieved their goals. Newer board members are on pace for achieving their ownership targets within the five-year period.

        The table below summarizes compensation paid to each person who served as a non-employee director for the year ended December 31, 2017:

Name	Fees[1]	Stock Awards[2]	Option Awards[2]	Total
AZITA ARVANI	$66,000	$49,966	$50,018	$165,984
WILLIAM F. AUSTEN	$76,000	$49,966	$50,018	$175,984
CAROL S. EICHER	$71,000	$49,966	$50,018	$170,984
DONAL L. MULLIGAN	$85,000	$49,966	$50,018	$184,984
STEVEN A. SONNENBERG	$95,000	$49,966	$50,018	$194,984
DAVID S. WICHMANN	$76,000	$49,966	$50,018	$175,984
DAVID WINDLEY	$78,886	$49,966	$50,018	$178,870
STEPHEN G. SHANK[3]	$0	$0	$0	$0

1
Includes annual and mid-year retainer fees as well as pro-rated retainer fees to committee members and chairs earned or paid in cash, even if any amounts were deferred.

2
The valuation of stock and option awards is calculated using the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. See Footnote 17 "Share-Based Compensation" to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017 for the assumptions used in such valuation. The table below shows the aggregate number of stock awards and option awards held by each person as of December 31, 2017.

3
Stephen G. Shank did not stand for re-election at the 2017 annual meeting. Mr. Shank did not receive any retainer fees, stock awards or option awards for the board year 2017.

        The following table summarizes the aggregate number of stock awards and the aggregate number of outstanding shares for each director as of December 31, 2017.

Name	Outstanding Shares	Outstanding Options
	#	#
AZITA ARVANI	4,712	14,406
WILLIAM F. AUSTEN	11,544	23,532
CAROL S. EICHER	9,263	19,532
DONAL L. MULLIGAN	7,262	20,261
STEVEN A. SONNENBERG	13,457	19,532
DAVID S. WICHMANN	7,754	20,917
DAVID WINDLEY	1,780	7,259

ITEM 1—ELECTION OF DIRECTORS

        At the Annual Meeting, three directors are to be elected. If elected, each will serve a three-year term to expire at the time of the Annual Meeting in 2021 and, in each case, until their successors are elected and have qualified. Each nominee has expressed his or her willingness to serve. In the event that any of the nominees is not a candidate at the Annual Meeting, it is the intention of the named Proxies on the Proxy Card to vote in favor of the remaining named nominees and to vote for a substitute nominee selected by the Governance Committee.

        The board, upon recommendation of the Governance Committee, has designated Azita Arvani, Steven A. Sonnenberg and David S. Wichmann as nominees for election at the Annual Meeting to serve a three-year term expiring in 2021.

        The Board of Directors, upon recommendation of the Governance Committee, unanimously recommends a vote FOR each of the director nominees.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM INFORMATION

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table represents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements, certain audit-related services, tax services and all other fees paid to KPMG for the years ended December 31, 2017 and 2016:

Description of Fees	2017 Amount	2016 Amount
Audit Fees[1]	$3,313,000	$1,235,000
Audit-Related Fees[2]	593,000	—
Tax Fees[3]	525,000	350,000
All Other Fees	—	—

Total	$4,431,000	$1,585,000

1
Audit Fees for 2017 and 2016 include professional services rendered in connection with the audit of our consolidated financial statements, including quarterly reviews, statutory audits of certain of our international subsidiaries and the audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, comfort letter fees in connection with the April 2017 private placement of our outstanding 5.625% Senior Notes due 2025, fees related to the audit associated with the exchange offer of our outstanding 5.625% Senior Notes due 2025, as well as other filings with the Securities and Exchange Commission.

2
Audit-related fees consisted of transaction due diligence support.

3
Tax Fees for 2017 and 2016 consisted primarily of international tax compliance and consulting services. The Audit Committee has adopted a Pre-Approval Policy for Non-Audit Services, which appears on our website as an exhibit to the Audit Committee charter. All audit-related, tax and other non-audit services were performed in compliance with the Pre-Approval Policy. The Audit Committee has determined that the provision of the above non-audit services did not impact KPMG's independence.

AUDIT COMMITTEE REPORT

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of KPMG. The Audit Committee and the board believe that the retention of KPMG is in the best interests of the company and its shareholders.

        The Audit Committee's meetings are designed to facilitate and encourage private communication between the Committee and KPMG. In addition, the committee complied with its charter responsibilities and reviewed and discussed the audited consolidated financial statements with management. The Audit Committee discussed with KPMG the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards.

        KPMG also provided to the committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding independence, and the committee discussed with KPMG the firm's independence.

        Based upon the committee's discussion with management and KPMG and the committee's review of audited consolidated financial statements and the report of KPMG to the committee, the committee recommended that the board include our audited consolidated financial statements in our Annual

Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission.

Members of Audit Committee
Donal L. Mulligan (Chair)	William F. Austen
Steven A. Sonnenberg	David S. Wichmann

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        At the Annual Meeting, shareholders will vote on the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2018.

        KPMG is an independent registered public accounting firm. The Audit Committee is responsible for the appointment, compensation and oversight of KPMG and believes that the retention of KPMG is in the best interests of the company and its shareholders.

        We have been advised that a representative of KPMG will be present during the Annual Meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm so desires.

        The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends a vote FOR ratification of KPMG LLP as the company's independent registered public accounting firm.

 EXECUTIVE COMPENSATION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee administers and makes decisions regarding executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table and related tables and footnote disclosure setting forth the compensation of the following executive officers (referred to as the "Named Executives"):

  •
  H. Chris Killingstad, President and Chief Executive Officer;

  •
  Thomas Paulson, Senior Vice President, Chief Financial Officer;

  •
  Richard H. Zay, Senior Vice President, The Americas;

  •
  David W. Huml, Senior Vice President, EMEA, APAC and Global Marketing; and

  •
  Jeffrey C. Moorefield, Senior Vice President, Global Operations

  Overview of 2017 Performance

        We are an industry leader focused on growing through innovative products, geographic expansion and serving new markets. 2017 was a year of transformation, achievements and challenges for us. We achieved our goal of reaching $1 billion in sales. We also completed the largest acquisition in our history, which enhanced our product portfolio, significantly expanded our presence in the European market, and further diversified our sales channel. Our new product pipeline continued to yield a robust product offering, and our focus on innovation remained strong. We also took steps to realign our global workforce to support our key strategic growth initiatives and reduce costs, and we made investments to improve our service capabilities and operations. This combination of initiatives is paving the path for Tennant to continue strengthening our financial position and generating enhanced returns for our shareholders through solid revenue growth, expanded profitability, strong cash flow and debt reduction.

        These initiatives improved the company and our overall cost structure, but the timing and execution of the initiatives resulted in a significant negative impact on our operating profit margins. That said, we continued to successfully manage expenses, focusing on cost controls and improving efficiencies, which helped to partially offset the operational issues we faced. However, due to these operational challenges, additional accelerated amortization related to the acquisition of IPC, and an unfavorable mix of foreign earnings which negatively impacted our tax rate, we were unable to deliver on our planned profitability in 2017. Nonetheless, by the end of 2017, we successfully stabilized our service organization and our manufacturing operations, both of which showed positive margin trends in the fourth quarter of 2017, which bodes well for 2018 and beyond.

        Notwithstanding the challenges we faced in 2017, we continued to return value to shareholders. The one-year total shareholder return in 2017 was 3.3%, lower than prior years but still reflecting continued value creation for our shareholders. The three-year total shareholder return was 4.6% and the five-year total shareholder return was 76.3%. We continued to pay our quarterly cash dividend, having increased our annual cash dividend for 46 consecutive years.

        The following graph compares the cumulative total shareholder return on our common stock to two indices: S&P SmallCap 600 and Morningstar Industrials Sector. The graph below compares the performance for the last five fiscal years, assuming an investment of $100 on December 31, 2012, including the reinvestment of all dividends.

5-YEAR CUMULATIVE TOTAL RETURN COMPARISON

  Compensation Governance

        We also believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and Named Executives:

  What We Do:

  •
  maintain a fully independent Compensation Committee;

  •
  retain an independent compensation consultant;

  •
  annually review risks associated with compensation;

  •
  place a heavy emphasis on performance-based compensation, using a combination of short- and long-term incentives, to ensure a strong connection between our operating performance and actual compensation;

  •
  maintain multi-year vesting requirements for equity compensation awards;

  •
  provide 100% of long-term incentives in the form of equity;

  •
  enforce rigorous stock ownership guidelines; and

  •
  maintain a compensation recoupment (claw back) policy.

  What We Don't Do:

  •
  provide gross-up payments to cover personal income taxes or excise taxes for executive or severance benefits;

  •
  no excessive or special perquisites;

  •
  no option backdating or repricing;

  •
  provide grants of reload stock options; or

  •
  no hedging or pledging of Tennant securities by executive officers.

  2017 Say-On-Pay

        Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. In 2017, approximately 89% of the votes cast supported our executive compensation decisions. Overall, we believe our shareholders are highly supportive of our executive compensation program and its direction. As a result, in 2017 we did not make substantive changes to the structure of our program. We will continue to keep an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives.

WHAT GUIDES OUR PROGRAM

  Compensation Objectives

        Our overall objective is to align executive compensation with our short- and long-term operating goals and the interests of our shareholders.

        We seek to offer a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies. Our compensation programs take into account that an executive's actual compensation level may be greater or less than average competitive levels based on our annual and long-term financial performance against pre-established goals, the individual's performance and the individual's scope of responsibilities.

        Specifically, our compensation programs adhere to the following design philosophy and principles:

  •
  create a relationship between pay and performance by providing a strong link between our short- and long-term business goals and executive compensation;

  •
  attract and retain high-caliber key executive officers who can create long-term financial success for the company and enhance shareholder return;

  •
  motivate executive officers to achieve our goals by placing a significant portion of pay at risk;

  •
  align the interests of executive officers with those of our shareholders by providing a significant portion of compensation in stock-based awards; and

  •
  discourage risk-taking behavior that would likely have a material adverse effect on the company.

  Linking Pay and Performance

        A key component of our executive compensation philosophy is the link between compensation and overall business results and shareholder value creation. We strive to clearly communicate this to our shareholders and believe that looking at realizable pay relative to our peers (see "Comparator Group" below) can illustrate this point effectively.

        The Compensation Committee works closely with its outside consultant, Pearl Meyer, to evaluate our compensation programs and ensure adherence to our compensation philosophy of realizable pay for performance. During 2017, Pearl Meyer assessed the relationship between total realizable pay (as defined below) and our Total Shareholder Return ("TSR") for the three-year period ended December 31, 2016. This approach uses the most recent period coinciding with our fiscal year end for which corresponding peer group compensation data is also available. The analysis looks at the degree of alignment between total compensation delivered to Named Executives during the review period and our performance relative to our peer group. "Total realizable pay" is defined as the sum of the following components:

  •
  actual base salaries paid over the three-year period;

  •
  actual short-term incentive awards paid for the three-year period;

  •
  the Black-Scholes value as of December 31, 2016 of any stock options granted over the three-year period;

  •
  the value as of December 31, 2016 of restricted shares granted over the three-year period; and

  •
  the value, as of December 31, 2016 of performance restricted stock units earned for cycles ending in 2014, 2015 and 2016.

        For peer companies, realizable pay also includes cash-based long-term incentive plan payouts for cycles that ended within the three-year review period.

        As illustrated in the chart below, realizable pay for Mr. Killingstad and other Named Executives was generally aligned with relative TSR. Realizable pay for the three-year period for Mr. Killingstad and other Named Executives approximated the 50th percentile. Our TSR over the same period of time approximated the 40th percentile.

  Compensation Elements

        We seek to achieve our compensation objectives using the following elements of compensation in our various short- and long-term compensation:

ELEMENT	TYPE	TERMS
Cash	Base Salary	Fixed pay element that reflects the value of the executive role. Generally eligible for increase annually, depending on market conditions, performance and internal equity.
	Short-Term Incentive	Focuses on achievement of annual goals that are directly linked to execution of the Annual Operating Plan and calibrated to deliver performance-aligned pay.
Perquisites
Annual gross perquisite allowance ranging from $12,000 to $25,000 in lieu of providing benefits, such as financial planning, automobile expenses and club membership dues. Executive medical examinations are made separately available.

ELEMENT	TYPE	TERMS
Long-Term Incentive Compensation (100% Equity)		The LTIP program focuses on 1) direct linkage to stock price performance, 2) key financial drivers of shareholder value, 3) facilitating and encouraging executive retention and stock ownership through the grant of stock options, performance-based restricted stock units, and restricted stock with opportunities calibrated to deliver pay aligned with performance.
	Restricted Stock (represents 20% of total annual award)	Restricted stock generally vests three years from the grant date. Dividends are accumulated on restricted stock during the vesting period and paid in cash upon vesting.
	Performance-Based Restricted Stock Units (PRSUs) (represents 40% of total annual award)	The performance period for PRSUs is three years. Payment is variable based on the relative achievement of pre-set financial goals. PRSUs are settled in shares of our common stock on settlement.
	Non-qualified Stock Options (represents 40% of total annual award)	Stock options generally vest in equal installments over three years from the grant date and have a ten-year term.
	Time-Based Restricted Stock Units (RSUs) (used for one-time grants outside of LTIP program)	RSUs generally vest two or three years from the grant date. RSUs are paid in shares of our common stock on settlement.
Retirement	Retirement Savings Plan
A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, receive a matching contribution and receive a profit sharing contribution based on our performance for a given year.
	Supplemental Retirement Savings benefits (provided under the Tennant Non-Qualified Deferred Compensation Plan)	Extends an individual's retirement savings, on a non-qualified basis, for compensation in excess of the tax code limitations under the same terms as the Retirement Savings Plan.

  Total Direct Compensation: Pay Mix

        Our compensation strategy is to target compensation levels within a competitive range of the comparator group at approximately the 50th percentile in base salary and short-term incentives; at the 75th percentile for long-term incentives, positioning base salary, short- and long-term variable pay (together, "Total Direct Compensation") between the 50th and 75th percentile. The Compensation Committee believes that this strategy provides sufficient short-term compensation to attract and retain competitive talent, but also places a large portion of pay in the form of equity and performance-based pay at risk to drive long-term performance goals.

        In addition, as part of the process in setting Total Direct Compensation each year, the Compensation Committee determines the relative mix for each Named Executive between fixed compensation and variable compensation, as well as cash versus equity compensation. The charts below show the target Total Direct Compensation that Mr. Killingstad and other Named Executives received in fiscal 2017. These charts illustrate that a majority of Total Direct Compensation (approximately 81%) of Mr. Killingstad's compensation is variable and at risk, and an average of 68% of Total Direct Compensation for our other Named Executives is variable and at-risk based on our performance.

  Role of the Committee in the Compensation Process

        The Compensation Committee ensures that executive compensation and benefit programs are consistent with our compensation philosophy and other corporate goals. The Compensation Committee makes decisions regarding Total Direct Compensation, other benefits and perquisites for Named Executives' compensation, and, subject to final approval from the Executive Committee, Mr. Killingstad's compensation.

  Compensation Determination Process

        The Compensation Committee typically meets four times a year to consider various aspects of Named Executives and non-employee director compensation. Among other things, it decides how to allocate each Named Executive's Total Direct Compensation and determines the target level of Total Direct Compensation for each. The committee sets Total Direct Compensation and the allocation between each element so that it is consistent with our compensation objectives.

        While we do not target any specific mix of compensation, we generally aim to have a compensation program that is in line with benchmarked companies and survey data. In addition, we aim to appropriately balance (i) fixed versus variable compensation, (ii) short- versus long-term compensation, (iii) company versus individual performance, and (iv) shareholder, financial, operational and strategic goals. The balance and mix of incentive are reviewed and determined each year based on short- and long-term objectives of the business.

        Annually in December, the Compensation Committee conducts a comprehensive review of pay levels for our Named Executives. The Compensation Committee sets the Named Executives' Total Direct Compensation opportunity at its annual February meeting. As part of the review, the committee receives proxy peer data and other external reference data in the form of published compensation surveys from Pearl Meyer.

        In setting compensation for 2017, the Compensation Committee reviewed a combination of proxy peer group and executive compensation surveys to identify competitive market compensation practices and our overall competitive position. The committee works with Pearl Meyer to review the set of comparator firms (the "comparator group") and to identify and use appropriate executive compensation survey sources against which we assess the competitiveness of executive pay levels.

        In addition, the committee considers internal data, including each executive officer's performance, experience, management capabilities and contributions to our operations, and the tactical and strategic value to us of specific skill sets of certain key executives. When assessing Mr. Killingstad's compensation, the committee and the Executive Committee evaluate our financial performance against that of peer companies, Mr. Killingstad's performance against goals and strategic development of the company.

        In connection with the processes outlined above, for 2017, Ms. McKnight, our Senior Vice President, Global Human Resources, provided input on the job scope of each executive officer and facilitated the gathering of the market data used by Pearl Meyer. Pearl Meyer conducted the analysis, reviewed the information in advance with the Chair of the Compensation Committee and reviewed management's compensation recommendations with the committee. Ms. McKnight is available for questions at the committee meeting when the compensation of the executive officers, except Mr. Killingstad, is discussed, but plays no role in determining her own compensation. Pearl Meyer independently met alone with the committee, without the presence of members of management, when Mr. Killingstad's compensation was discussed.

  Comparator Group

        The comparator group is used for benchmarking Total Direct Compensation for Named Executives and for non-employee director compensation. The selection methodology for reviewing and determining the comparator group have generally included: industry, size, market capitalization, revenue, geographic product mix and customer segmentation, and aggregate similarity to our company.

        The committee reviews the comparator group every year to ensure each company remains appropriate for compensation comparison purposes and reflects our size and scope of business. In addition, the committee reviews and validates the selection criteria every year to ensure it aligns with our business strategies.

        In December 2016, the Compensation Committee, working with Pearl Meyer, conducted its regular review of the comparator group. The committee approved the removal of H.B. Fuller Company and Minerals Technologies Inc. from the comparator group, and added Alamo Group, Inc., Donaldson Company and Federal Signal Corp.

        The 20 companies that made up our 2017 comparator group at the time the committee established 2017 Named Executive and non-employee director compensation were:

Actuant Corporation	Graco Inc.
Altra Industrial Motion Corp.	Nordson Corporation
Alamo Group Inc.	Standex International Corporation
Barnes Group Inc.	The Middleby Corporation
Briggs & Stratton Corporation	The Toro Company
Chart Industries, Inc.	Tredegar Corporation
CIRCOR International, Inc.	Watts Water Technologies, Inc.
CLARCOR Inc.
Columbus McKinnon Corporation
Donaldson Company, Inc.
Esco Technologies Inc.
Federal Signal Corporation
Gorman-Rupp Company

KEY COMPENSATION DECISIONS FOR 2017

  Base Salary and Incentive Targets

        Base salaries and incentive targets for Named Executives are reviewed annually to ensure that they remain competitive and reflect the scope and responsibility of their positions.

        In making base salary and incentive target decisions, the Compensation Committee considers Mr. Killingstad's recommendations, current base salary, relative position related to market data, scope and complexity of the position, experience, individual performance and internal pay equity. In 2017, Messrs. Zay, Huml and Moorefield received larger salary increases to better align their compensation opportunity with the scope and complexity of their positions, as their base salaries were 15%, 20%, and 14% below the market median, respectively.

	Base Salary
	2016	2017	% Increase
H. CHRIS KILLINGSTAD	$707,795	$732,568	3.5%
THOMAS PAULSON	$400,480	$414,828	3.6%
RICHARD H. ZAY	$313,120	$356,487	13.8%
DAVID W. HUML	$292,005	$332,448	13.9%
JEFFREY C. MOOREFIELD	$300,000	$319,815	6.6%

        Incentive targets for Messrs. Huml, Zay and Moorefield were adjusted in 2017 to better align their overall pay opportunity with our compensation philosophy and positioning against the external market.

	Incentive Targets as a % of Base Salary
	STIP		LTIP
	2016	2017	2016	2017
H. CHRIS KILLINGSTAD	120%	120%	320%	320%
THOMAS PAULSON	70%	70%	175%	175%
RICHARD H. ZAY	60%	60%	145%	145%
DAVID W. HUML	55%	60%	125%	145%
JEFFREY C. MOOREFIELD	55%	55%	125%	130%

  Incentive Compensation Metrics

        Our incentive compensation plans are designed to reward Named Executives for achievement against key financial performance metrics. Each of the metrics used in the compensation granted in 2017 is defined below:

Performance Metrics	How It Is Determined/Defined	How It is Used
Incentive Operating Profit in dollars ("Incentive OP$")	Determined by measuring reported net sales minus operating expenses, which includes the cost of sales, research and development expenses and selling and administration expenses, and excludes certain extraordinary and non-operational items, if any	In the STIP
Incentive Operating Profit as a percentage of net sales ("Incentive OP%")	Determined by dividing Incentive OP$ by reported annual net sales	In the STIP
Incentive Return on Invested Capital ("Incentive ROIC")	Defined as: Incentive OP$ / (total assets—cash—short-term investments)—(total liabilities—debt)	In the LTIP
Average Organic Revenue
	Defined as reported annual net sales excluding the impact of foreign currency exchange and divestitures and acquisitions, when applicable, for each of the three years in the performance period, divided by three	In the LTIP

        With respect to Incentive OP$ and Incentive OP%, the Compensation Committee has authority to interpret our incentive plans and adjust the metrics and take other actions in its sole discretion to assure that the plans operate consistently with the compensation goals. The plans were designed such that when calculating the metric achievement, the committee has the authority to adjust results for non-operating and other extraordinary items. For 2017, no discretionary adjustments were made.

  Achievement of 2017 Short-Term Incentive Plan

        To incentivize achievement of our core financial performance, our 2017 STIP metrics were Incentive OP$ and Incentive OP%. In 2017, the Named Executives realized 0% of their target bonus for financial performance.

Performance Measure	Weighting	Threshold	Target	Maximum	2016 Actual	2017 Actual
Incentive OP$($ in millions)	70%	$65.90	$70.60	$80.00	$66.70	$61.1
Incentive OP%	30%	8.3%	8.7%	9.50%	8.3%	7.4%
Payout Level (% of Target Payout)		50%	100%	200%	92.20%	0%

  2017 Short-Term Incentive Plan Organizational Weightings

Named Executives	2017 Organizational Weighting
H. CHRIS KILLINGSTAD	100% weighting on company financial results
THOMAS PAULSON	100% weighting on company financial results
RICHARD H. ZAY	75% weighting on company financial results; 25% weighting on Americas business unit results
DAVID W. HUML	75% weighting on company financial results; 25% weighting on EMEA and APAC regional results
JEFFREY C. MOOREFIELD	100% weighting on company financial results

        The performance metric for the Americas, EMEA and APAC business units generally required a proportionate level of performance improvement by that unit substantially similar to that of the company in order to achieve the target payout. In setting the targets for the Americas, EMEA and APAC business units, the Compensation Committee strove to make the difficulty of achieving the target level on par with the corporate target levels, but considering the specific circumstances facing these businesses. Accordingly, Mr. Huml earned a 2017 STIP payout of 23.1% of target bonus based on consolidated EMEA and APAC financial results at 92.3%. All other Named Executive Officers did not receive a payout because threshold performance requirements were not met.

  Achievement of 2015-2017 Long-Term Incentive Plan ("LTIP") Performance-Based Restricted Stock Units ("PRSUs")

        In 2015, 40% of each Named Executives' long-term incentive opportunity were granted in PRSUs, which are grants of stock units that pay out in the form of shares with the payout contingent on achievement of performance requirements.

        To determine if PRSUs will be paid out at all, we must achieve a certain three-year average Incentive ROIC threshold. If the Incentive ROIC threshold is achieved, a three-year Average Organic Revenue target will be used to determine the variable payout in shares at the end of the performance period. Incentive ROIC will be adjusted for certain types of extraordinary items as defined and approved by the Compensation Committee at the beginning of the performance period.

        On February 14, 2018, the committee determined that the Incentive ROIC threshold of 33% was not met. Therefore, no payout was earned for the 2015-2017 PRSUs.

  2017 Long-Term Incentives

        In February 2017, the Compensation Committee approved the 2017-2019 LTIP for the Named Executives in the following mix:

  •
  40% non-qualified stock options vesting ratably over three years;

  •
  40% PRSUs that vest in three years based on the performance metrics described below; and

  •
  20% restricted stock that cliff vest at the end of three years.

        The metrics for PRSUs in this plan are Average ROIC weighted at 75% and Average Organic Revenue weighted at 25%. Average ROIC metric is important as it measures the return generated from capital invested and holds us accountable for both profitability and effective use of our balance sheet. Average Organic Revenue reinforces alignment between incentives and our strategic focus on organic growth.

        Performance at the threshold level earns a payout equal to 50% of target while performance at the maximum level earns a payout equal to 200% of target. The performance targets are considered to be confidential and competitive information, particularly to the extent they relate to projected company financial data, which the company does not publicly disclose. The Compensation Committee believes that targeted levels of performance for the LTIP grants are challenging and will not be achieved all of the time. The Compensation Committee set the LTIP financial performance target at a level that would make it reasonably difficult to achieve when taking into account the business environment at the time the target was established. Under our LTIP methodology, financial performance is assessed in relation to the company's annual operating plan and budgeted invested capital.

        For the specific grants made to Named Executives under the 2017-2019 LTIP, see the Summary Compensation Table and the table relating to Grants of Plan-Based Awards in 2017.

COMPENSATION POLICIES

  Recoupment Policy

        We have a recoupment (or claw back) policy that applies to cash and equity incentive awards which provides that, in the event we are required to restate our financial results, the board, in its discretion, may require certain recipients of such payments to forfeit their equity awards and pay back the net proceeds from any cash incentive payment and proceeds from the sale of shares received under the equity awards. The amount of the repayment for any cash incentive award is the difference between the amount paid to the employee less the amount that would have been paid based on the restated results. The policy is applicable to all employees designated as access persons under our insider trading policy (persons with access to detailed financial and other insider information, a group that includes all executive officers). The amount of any equity award repayment may include dividends paid on the shares.

  Prohibition on Hedging and Pledging

        Our insider trading policy prohibits access persons from engaging in speculative trading or hedging of positions in our securities, including writing or trading in options, warrants or any other derivatives, and from entering into any transactions designed specifically to protect or hedge against a decrease in value of our securities. It also prohibits pledges of any company securities (e.g., pledge to a bank or financial institution as collateral for a loan, or pledge to a broker in connection with a market transaction, such as a margin loan or prepaid forward sale contract).

  Granting of Equity Awards

        We have an equity award approval policy to ensure that all equity awards are approved pursuant to proper authority, follow a consistent process, and are reflected in appropriate documentation. Under the policy, equity awards that have an exercise price or number of shares that are based on the fair market value of our common stock on the date of grant are only granted at times when trading is permitted under our insider trading policy. This policy ensures that the exercise price or number of shares is determined by reference to a stock price that reflects current public information. The policy includes procedures for granting equity awards to executive officers and non-employee directors, as well as all other employees. Under our plans, the exercise price of stock options is based on the fair market value on the date of grant. The plans define fair market value as the closing price of our common stock on the preceding trading day.

  Executive Officer Stock Ownership Guidelines

        To align executive officers' interests with shareholders' interests, the Compensation Committee expects executive officers to acquire significant equity ownership. The guidelines require that within five years of service in an executive role, each executive must have achieved an equity ownership level equal to a specified multiple of his or her base salary.

        The minimum equity ownership levels are five times annual base salary for Mr. Killingstad and two times annual base salary for the other Named Executives. Ownership levels are calculated based on actual shares owned plus the estimated after-tax value of restricted and unrestricted shares, deferred stock units and shares held under benefit plans, and potential gains from vested options. The calculation uses a stock value as of the close of market on December 31 of the year immediately preceding the year of calculation.

        Executive officers who have held executive positions with us for five years or more have achieved their goals. Newer executive officers are on pace for achieving their ownership targets within the applicable range.

        Named Executives may also receive payments through various other agreements and the plans described below or in the event of special circumstances. These agreements and plans are typically required in the competitive environment to attract and retain talent.

OTHER PLANS AND AGREEMENTS

  Retirement Savings Plan

        Our Named Executives are generally eligible to participate in the broad-based welfare benefit programs that we sponsor, including the Tennant Company Retirement Savings Plan ("Savings Plan"). The Savings Plan is available to all eligible employees, as defined by the plan, and allows for pre-tax elective deferrals, Roth contributions and a matching contribution by us of up to 3% of eligible compensation up to $270,000. In addition, the plan allows profit sharing contributions by us based on the relevant metric set. This additional profit sharing contribution is paid into each eligible employee's account under the plan unless the amount exceeds 3.5% of eligible compensation, in which case 3% is paid into the eligible employee's account under the plan and the balance of the actual calculated profit sharing amount is paid in cash to the employee. For 2017, the Incentive OP$ goal was $70.6 million and we achieved $61.1 million, which, under the terms of the plan, did not result in any profit sharing contribution for 2017.

  Supplemental Retirement Savings Plan (Non-Qualified Deferred Compensation)

        Our Named Executives are eligible for supplemental non-qualified benefits under our Non-Qualified Deferred Compensation Plan. The intention of this plan is to provide participating individuals with benefits that would otherwise be available to them under our Savings Plan but for the application of limitations on benefits imposed by the Internal Revenue Code. The amounts deferred in this plan are listed in the "Excess" column in the Other Compensation Table which is included as a footnote to the Summary Compensation Table. In addition, this plan allows employee participants to defer the receipt of base salary and STIP payments, and it allows non-employee directors to defer their annual retainers.

        This plan permits the following:

  •
  executive officers, including Named Executives, may elect to defer 0-25% of their base salary and 0-100% of their STIP payout; and

  •
  non-employee directors may elect to defer 0%, 50% or 100% of their annual retainer.

        The interest rate earned on deferrals in 2017 was 3.48%.

        Certain management and Named Executives may defer income on a pre-tax basis in excess of the deferral amounts allowed under our Savings Plan. Participating employees may receive discretionary company contributions under this plan in the form of excess profit sharing not available to them under the Savings Plan. In addition, participants are eligible to receive matching contributions not available to them under the Savings Plan. Under the terms of this plan, matching contributions and annual profit sharing contributions are based on formulas applicable to them in the Savings Plan but not available because of qualified plan limitations. Participants' accounts are fully vested at all times except that a participant forfeits all company discretionary matching contributions and profit sharing contributions in the event of termination for cause. Pursuant to this plan, "cause" means (i) the participant's gross negligence, fraud, disloyalty, dishonesty or willful violation of any law or significant policy, to the extent committed in connection with the position or (ii) the participant's failure to substantially perform (for reasons other than disability) the duties reasonably assigned or appropriate to his or her position. In each case, the participant's behavior must have resulted in a material adverse effect on our company or an affiliate. The timing of payment of benefits attributable to amounts contributed or deferred after January 1, 2003, including company contributions and gains and losses credited thereon, varies based on the type of contribution or deferral.

  Executive Employment Agreements and Management Agreements

        The Compensation Committee has determined that we should provide certain post-termination benefits to our executive officers, including the Named Executives, to obtain the benefits of their services and attention to our affairs. In exchange for the benefits we provide, the Named Executives are required to agree to certain confidentiality, non-competition and cooperation covenants, which the Compensation Committee believes are valuable when an executive's employment terminates. In addition, the committee believes that we should provide an inducement for executive officers to remain in our service in the event of any proposed or anticipated change in control in order to facilitate an orderly transition, without placing the executive in a position where he or she is concerned about being terminated without compensation in connection with such a transaction. We also require executive officers to sign a release of their claims against us as a condition to receiving payments from us, and this release and the other covenants are more likely to be enforceable as a result of the benefits we provide under these agreements. For these reasons, we have entered into Executive Employment Agreements and Management Agreements with our executive officers, including the Named Executives, the terms of which are described below under "Potential Payments upon Termination or Change in Control."

        Generally, the agreements only provide for benefits in the event the executive is terminated without cause, provided that certain benefits are also provided if the executive voluntarily terminates his or her employment for good reason. The Compensation Committee believes that a termination by an executive for good reason may be conceptually the same as termination by us without cause. This is particularly true in the case of a change in control where a potential acquirer would otherwise have an incentive to constructively terminate the executive's employment to avoid paying severance benefits. As a result, the definition of good reason in the context of a termination following a change in control is broader than the definition that applies to a termination prior to a change in control. These good-reason definitions are described below under "Potential Payments upon Termination or Change in Control." No payments become due merely upon a change in control, but rather only if the executive officer's employment is terminated without cause or if the executive officer terminates for good reason following the change in control, which is often referred to as a "double trigger."

        The form and level of benefits provided under these agreements have been approved by the Compensation Committee based on historical practices and general information about the level of benefits provided by other companies with whom we compete for executive talent.

        Our equity awards for all employees generally provide for acceleration of vesting, or lapse of restrictions, upon a change in control. The Compensation Committee believes that acceleration upon a change in control is appropriate to minimize the risk that executive officers might favor a particular transaction based on the likely impact on the executive officer's equity awards, to increase the likelihood that the employees will remain with us after becoming aware of a pending or threatened change in control, and due to the increased likelihood that employees may be terminated by a successor through no fault of their own.

  Internal Revenue Code §162(m)

        We have tried to structure our compensation programs, where possible, to qualify for exemptions from the deduction limitations that were available under Internal Revenue Code Section 162(m). Section 162(m) limits the tax deductibility of compensation paid to each covered officer to $1 million per year. Until January 1, 2018, this limitation did not apply to "performance-based compensation" that complied with Section 162(m). This exception for "performance-based compensation" was repealed as part of legislation signed into law at the end of 2017.

        Certain of our compensation programs, including our 2014 Short-Term Incentive Plan and its Amended and Restated 2010 Stock Incentive Plan, as amended, were designed so that certain payments made under those plans would qualify for the exemption from the deduction limitations of Section 162(m). The Compensation Committee's primary objective in designing and administering our compensation programs is to support and encourage the achievement of our long-term strategic goals and to enhance shareholder value. When consistent with this compensation philosophy, the committee has structured our compensation programs with the intent that compensation paid thereunder generally would be tax deductible. However, with the repeal of the performance-based exception, it is uncertain whether we will be able to deduct some of the payments under existing awards that were designed to qualify for the performance-based pay exception, and payments under new awards to a covered officer, although performance-based, will not be deductible to the extent they exceed $1 million in any year. The committee believes that shareholder interests are best served by not restricting the committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully tax deductible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is comprised entirely of independent, outside directors. No company employee serves on the committee. The committee members have no interlocking relationships as defined by the SEC.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
David Windley (Chair)	William F. Austen
Azita Arvani	David S. Wichmann
Carol S. Eicher

SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and non-cash compensation awarded to, earned by or expensed with respect to each person who served as Chief Executive Officer or Chief Financial Officer and the three other most highly compensated executive officers for 2017. The individuals set forth in this table comprise the list of Named Executives. In some cases, the "Total" amount does not foot due to rounding.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Non-Qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
H. CHRIS KILLINGSTAD	2017	726,375	1,406,538	938,059	0	5,978	79,558	3,156,508
President and Chief	2016	710,517	1,399,771	933,141	783,359	946	116,782	3,944,516
Executive Officer	2015	705,443	1,358,955	906,225	877,383	—	110,640	3,958,646
THOMAS PAULSON	2017	411,241	435,540	290,501	0	2,925	32,085	1,172,292
Senior Vice	2016	402,020	433,094	288,742	258,554	392	66,508	1,449,310
President, Chief	2015	399,149	420,505	280,421	289,587	—	46,616	1,436,278
Financial Officer
RICHARD H. ZAY	2017	345,645	310,148	206,843	0	364	39,537	902,537
Senior Vice	2016	314,324	286,056	190,692	189,403	46	59,074	1,039,595
President,	2015	312,079	234,864	156,604	183,066	—	50,086	936,699
The Americas
DAVID W. HUML[6]	2017	322,337	289,213	192,899	46,027	593	26,090	877,159
Senior Vice
President, EMEA,
APAC &
Global Marketing
JEFFREY C. MOOREFIELD[6]	2017	314,861	249,466	166,363	0	48	33,055	763,793
Senior Vice	2016	301,154	231,749	154,503	152,180	—	35,935	875,521
President,
Global Operations

1
Amounts represent the aggregate grant date fair value of restricted stock awards and performance-based restricted stock units that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 17 to our financial statements for the year ended December 31, 2017 for the assumptions used in this calculation. Assuming the highest level of performance is attained, the grant date fair value of the PRSUs granted in 2017 would have been as follows: Mr. Killingstad, $1,875,384; Mr. Paulson, $580,769; Mr. Zay, $413,580; Mr. Huml, $385,618; and Mr. Moorefield, $332,621.

2
Amounts represent the aggregate grant date fair value of stock options that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 17 to our financial statements for the year ended December 31, 2017 for the assumptions used in this calculation.

3
Amounts reflect payments earned under our 2015, 2016 and 2017 Short-Term Incentive Plan, respectively.

4
Amounts include above-market earnings on non-qualified deferred compensation, using 120% of the applicable federal long-term rate as the basis for market earnings.

5
All Other Compensation for 2017 consists of the following.

6
Prior to 2016 and 2017, respectively, Messrs. Moorefield and Huml were not Named Executives.

OTHER COMPENSATION

	Savings Plan			Non- Qualified Plan
					Perquisites
		Qualified Non-Elective Contribution ($)[1]
Name	Match ($)		Profit Sharing ($)	Excess ($)	Perquisite Allowance ($)[2]	Travel ($)[3]	Gross ups ($)[4]	Total ($)
H. CHRIS KILLINGSTAD	8,100	9,281	—	37,177	25,000	—	—	79,558
THOMAS PAULSON	8,100	—	—	11,985	12,000	—	—	32,085
RICHARD H. ZAY	8,100	—	—	7,926	12,000	4,593	6,918	39,537
DAVID W. HUML	8,100	—	—	5,990	12,000	—	—	26,090
JEFFREY C. MOOREFIELD	8,100	—	—	5,900	12,000	2,891	4,164	33,055

1
The amount reported is a one-time contribution made in 2018 for the 2017 plan year as required by IRS procedures to correct an inadvertent failure to defer $14,472 of Mr. Killingstad's 2017 salary under the Savings Plan.

2
In lieu of executive perquisites, we provided a cash payment.

3
Travel expenses paid in connection with sales incentive trips where Messrs. Zay and Moorefield were expected to entertain high-performing sales representatives, distributors and contractors with their respective spouses or guests.

4
For Messrs. Zay and Moorefield, amounts represent the tax gross-up portion for travel expenses for the spouse or guest of each of them in connection with the business incentive trips described above.

GRANTS OF PLAN BASED AWARDS

								All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts under Equity Incentive Plan Awards[2]					Exercise or Base Price of Option Awards ($/Share)[3]
											Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
H. CHRIS KILLINGSTAD	2/28/2017				6,405	12,810	25,620				$937,692
	2/28/2017							6,405			$468,846
	2/28/2017								56,984	$73.20	$938,059
		$439,541	$879,081	$1,758,163
THOMAS PAULSON	2/28/2017				1,984	3,967	7,934				$290,384
	2/28/2017							1,983			$145,156
	2/28/2017								17,647	$73.20	$290,501
		$145,190	$290,380	$580,759
RICHARD H. ZAY	2/28/2017				1,413	2,825	5,650				$206,790
	2/28/2017							1,412			$103,358
	2/28/2017								12,565	$73.20	$206,843
		$106,946	$213,892	$427,785
DAVID W. HUML	2/28/2017				1,317	2,634	5,268				$192,809
	2/28/2017							1,317			$96,404
	2/28/2017								11,718	$73.20	$192,899
		$99,734	$199,469	$398,937
JEFFREY C. MOOREFIELD	2/28/2017				1,136	2,272	4,544				$166,310
	2/28/2017							1,136			$83,155
	2/28/2017								10,106	$73.20	$166,363
		$87,949	$175,898	$351,797

1
Under our 2017 Short-Term Incentive Plan, the threshold amount represents a minimum performance that results in a payout equal to 50% of the target award and the maximum payout is 200% of target, with no Named Executive eligible to receive a payout in excess of $2 million.

2
Under our 2017-2019 Long-Term Incentive Plan, the threshold amount of PRSUs represents a minimum performance that results in a payout in shares of common stock equal to 50% of the target award and the maximum payout is 200% of target.

3
The exercise price is based on the closing price on the last trading day prior to the date of grant.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#)[2]	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)[4]		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)[4]
H. CHRIS KILLINGSTAD	106,251	—	10.08	02/27/2019
	115,583	—	24.21	02/26/2020
	39,557	—	40.21	02/25/2021
	37,824	—	43.66	02/24/2022
	36,149	—	47.03	02/22/2023
	27,767	—	60.67	02/28/2024
	29,667	14,833	66.97	02/27/2025
	23,009	46,018	52.42	02/26/2026
		56,984	73.20	02/28/2027
					22,070	$1,603,386
							30,612	[5]	$2,223,962
THOMAS PAULSON	33,592	—	10.08	02/27/2019
	9,297	—	47.03	02/22/2023
	7,141	—	60.67	02/28/2024
	9,180	4,590	66.97	02/27/2025
	7,120	14,239	52.42	02/26/2026
		17,647	73.20	02/28/2027
					6,830	$496,200
							94,755	[5]	$688,359
RICHARD H. ZAY	5,777	—	40.21	02/25/2021
	5,524	—	43.66	02/24/2022
	5,280	—	47.03	02/22/2023
	4,055	—	60.67	02/28/2024
	5,127	2,563	66.97	02/27/2025
	4,702	9,404	52.42	02/26/2026
		12,565	73.20	02/28/2027
					4,400	$319,660
							6,463	[5]	$469,537
DAVID W. HUML	2,644	—	73.73	11/03/2024
	4,007	2,003	66.97	02/27/2025
	3,703	7,406	52.42	02/26/2026
		11,718	73.20	02/28/2027
					3,663	$266,117
							5,499	[5]	$399,502
JEFFREY C. MOOREFIELD	4,769	2,385	65.12	04/30/2025
	3,810	7,619	52.42	02/26/2026
		10,106	73.20	02/28/2027
					3,666	$266,335
							5,219	[5]	$379,160

1
Stock options granted with a ten-year term become exercisable in 33.33% increments on each annual anniversary of the date of the grant.

2
Options vest in 33.33% increments on each annual anniversary of the date of the 2/28/2017, 2/26/2016 and 2/27/2015 grant dates.

3
Restricted stock awards granted on 2/28/2017 will vest 100% on 2/28/2020. Restricted stock awards granted on 2/26/2016 will vest 100% on 2/26/2019. Restricted stock awards granted on 2/27/2015 will vest 100% on 2/27/2018.

4
The 2016 and 2017 LTIP awards are reflected at target.

5
The 2016 LTIP will vest on 12/31/2018 and the 2017 LTIP will vest on 12/31/2019 if the specified performance conditions are met.

OPTION EXERCISES AND STOCK VESTED IN 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
H. Chris Killingstad	—	—	6,048	$442,714
Thomas Paulson	15,000	$941,267	1,556	$113,899
Richard H. Zay	—	—	1,883	$139,736
David W. Huml	—	—	549	$35,163
Jeffrey C. Moorefield	—	—	3,000	$219,750

NON-QUALIFIED DEFERRED COMPENSATION IN 2017

        Two elements of Total Direct Compensation may be deferred: base salary and STIP payouts. Named Executives may elect to defer 0-25% of their base salary and 0-100% of their STIP payout.

        The interest rate for 2017 Non-Qualified Deferred Compensation was 3.48%. This rate is based on the ten-year Treasury bond rate as of December 12, 2016 of 2.48% plus one percent.

        For an explanation of our non-qualified deferred compensation plan, see "Compensation Discussion and Analysis—Other Plans and Agreements—Supplemental Retirement Savings Plan (Non-Qualified Deferred Compensation)."

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)[3]	Aggregate Withdrawals/ Distributions ($)[4]	Aggregate Balance at Last FYE ($)[5]
H. CHRIS KILLINGSTAD	—	37,177	27,313	—	836,909
THOMAS PAULSON	—	11,985	13,363	—	403,261
RICHARD H. ZAY	—	7,926	1,662	—	56,587
DAVID W. HUML	—	5,990	2,708	—	85,271
JEFFREY C. MOOREFIELD	—	5,900	218	—	12,281

1
Executive officers are eligible to voluntarily defer a portion of their base salary and STIP payouts. Amounts represent deferrals by executive officers in 2017.

2
Matching and/or discretionary contributions under this plan for the year 2017. Also included in the All Other Compensation column of the Summary Compensation Table.

3
Aggregate earnings comprise interest earned. The interest rate in 2017 was 3.48%.

4
Executive officers may elect a lump sum payment or an installment distribution payable for up to ten years after separation.

5
The following amounts were also reported as compensation for our Named Executives in the All Other Compensation column of the Summary Compensation table for prior years:

Name	Year	Salary ($)	Stock Awards (settled in cash) ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	Excess ($)
H. CHRIS KILLINGSTAD	2016	—	—	—	946	76,438
	2015	—	—	—	—	62,724
	2014	—	—	—	—	46,156
	2013	—	—	—	—	46,986
	2012	—	—	—	—	59,506
	2011	—	—	—	—	89,422
	2010	—	—	—	—	79,264
	2009	—	—	—	—	21,982
	2008	—	—	—	—	35,076
	2007	—	—	—	—	51,577
	2006	—	—	—	76	35,583
THOMAS PAULSON	2016	—	—	—	392	24,611
	2015	—	—	—	—	18,716
	2014	—	—	—	—	13,702
	2013	—	—	—	—	13,839
	2012	—	—	—	—	17,484
	2011	—	—	—	—	26,580
	2010	—	—	—	—	23,397
	2009	—	—	—	—	6,303
	2008	—	—	—	—	12,314
	2007	—	—	—	—	8,791
	2006	—	—	—	—	181
RICHARD H. ZAY[1]	2016	—	—	—	46	13,386
	2015	—	—	—	—	9,156
	2014	—	—	—	—	5,282
DAVID W. HUML[2]	—	—	—	—	—	—
JEFFREY C. MOOREFIELD[3]	2016	—	—	—	—	6,163

1
Mr. Zay was not a Named Executive prior to 2014.

2
Mr. Huml was not previously a Named Executive.

3
Mr. Moorefield was not a Named Executive prior to 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        We are a party to agreements with our executive officers that together establish the terms of the employment relationship between the company and the executive, the terms under which that relationship may be ended, and the rights and obligations of the parties after the employment relationship ends. Collectively, these agreements are referred to as the "Executive Agreements" and consist of an Executive Employment Agreement and a Management Agreement.

        The Executive Agreements address various termination of employment scenarios, including an executive's involuntary termination without cause, an executive's voluntary termination for good reason, and an executive's death or disability. No severance payments are made to executive officers who are terminated for cause. An executive agrees under the Executive Agreements not to compete with the company during employment or for a period of 12 months after employment ends, not to disclose confidential information during or after employment for as long as the information retains its confidential nature, and not to solicit employees or customers for a period of 12 months after employment ends. Severance payments as described below under the Executive Agreements are conditioned on an executive remaining in compliance with these requirements, including an obligation to inform us of any potentially competitive activities during the 12-month post-employment period, and signing a release of claims in favor of the company. The Executive Agreements also provide that severance payments under those agreements will be reduced by the amount of any other severance compensation an executive is eligible to receive from us under any other agreement or plan of ours providing compensation in the event of involuntary termination.

        As described below, our equity-based incentive plans and the award agreements under those plans also call for compensation to be provided under certain circumstances in connection with an executive officer's termination of employment or a change in control.

  Executive Employment Agreement

        The Executive Agreements describe the rights and obligations of the company and the executive in connection with the executive's separation from employment in situations other than the following or in connection with a change in control. Under the Executive Agreements:

  •
  upon any termination of employment, an executive will receive any earned but unpaid base salary and STIP payments for the preceding year;

  •
  upon a termination due to death or disability, an executive (or beneficiary) will also receive base salary through the last day of the calendar month in which the termination occurs; upon termination by the company without cause or by the executive for good reason, the executive is entitled to receive (i) an amount equal to one year's base salary, (ii) an amount equal to a pro-rata portion of the award that would have been payable to the executive under the STIP for the year of termination had the executive been employed for the full year, based on the actual performance of objectives, with such amount before proration not to exceed an award based on target performance, and (iii) benefits continuation for up to 12 months after termination; the timing of the payment of the foregoing amounts is as follows: the executive is paid his or her base salary in accordance with regular payroll practices for a period of 12 consecutive months following the date of termination, provided that if the payment of base salary exceeds the amount that would cause it to be considered a deferral of compensation under Section 409A of the Internal Revenue Code, the excess will be paid in a lump sum within 2 1/2 months of the termination date; the executive's STIP payment is made at the normal payment date, but in no event later than 2 1/2 months after the end of the STIP plan year; and the medical, dental and group life insurance contributions will be paid for a period of up to 12 months after the termination date, unless the executive is no longer eligible for COBRA continuation coverage or fails to timely pay the employee portion of such premiums.

        For purposes of the Executive Agreements, "cause" means (i) executive's material breach of the agreement that is not remedied within 30 days after receiving written notice from us, (ii) an executive's dishonest act(s) intended to result in gain or personal enrichment at our expense, (iii) an executive's persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (iv) an executive's indictment or conviction for a felony if the underlying acts are substantially detrimental to the company or its reputation.

        For purposes of the Executive Agreements, "good reason" means the occurrence of the following without executive's consent: (i) material breach of the agreement by the company, or (ii) a material diminution in the executive's authority, duties or responsibilities other than for cause or on account of disability, provided that in either case the executive gives the notice within 90 days of the first occurrence of the condition and we fail to remedy it within 30 days after receipt of written notice.

  Management Agreement

        Recognizing the need to retain executive officers if there is a possible change in control, and in order to facilitate an orderly transition in the event of an actual change in control, the Management Agreements provide for severance compensation if an executive is terminated under certain circumstances after or in connection with a change in control. Under the Management Agreements:

  •
  if within three years of a change in control an executive is involuntarily terminated without cause or terminates his or her employment for good reason, then change in control severance compensation consists of (i) an amount equal to three times the executive's annual compensation, (ii) a pro-rata payment of the executive's STIP award for the year of termination, assuming all performance targets had been met, and (iii) an amount equal to 18 times our portion of the monthly premium cost (as of the termination date) for group medical, dental and basic life insurance coverage, to the extent the executive was covered by such plans on the termination date; the foregoing payments will be made in a lump sum within 2 1/2 months after the termination date;

  •
  if an executive is involuntarily terminated or terminates his or her employment for good reason prior to an event that would otherwise constitute a change in control, such termination is in connection with or in anticipation of a change in control, and a change in control ultimately occurs, then change in control severance compensation will be payable consistent with the first bullet point above, except that the severance pay will be paid within 2 1/2 months after the change in control; and if an executive's employment is terminated due to death or disability, the executive (or beneficiary) will receive base salary paid through the end of the month in which termination occurs. For purposes of the Management Agreements, "cause" is defined more narrowly than under the Executive Agreements, and means (i) an executive's persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (ii) an executive's indictment or conviction for a felony if the underlying acts are substantially detrimental to the company or its reputation.

        For purposes of the Management Agreements, "good reason" is defined more broadly than under the Executive Agreements, and includes the following in addition to the factors cited in the Executive Agreements: (i) the executive's duties, responsibilities, or authority are materially diminished as compared to his or her duties, responsibilities, or authority before the change in control, for reasons other than cause or disability, including, but not limited to, a material reduction in the executive's budget authority or number of direct reports or executive's removal from any position or office held, (ii) a material reduction in the executive's base salary or target incentive opportunity, (iii) a material reduction in the authority, duties, or responsibilities of the person to whom the executive reports, (iv) any successor fails to assume the Management Agreement, (v) the executive is required to relocate to any place other than a location within 25 miles of the location at which the executive performed duties immediately prior to the change in control, or (vi) the executive is required to travel on company business to a substantially greater degree than required immediately prior to the change in control. For good reason to exist, the executive must give the company notice within 90 days of the first occurrence of the good reason condition, we must fail to remedy it within 30 days after receipt of written notice and the executive must resign within six months following the date the executive provided written notice.

        For purposes of the Management Agreements, "annual compensation" means (i) the executive's highest annual base salary rate, as established by the company, in effect during the term of the Management Agreement, plus (ii) the higher of (a) the executive's target short-term incentive plan award for the plan year that includes the termination date or (b) the average short-term incentive plan award payable to the executive by the company for the three full plan year period ending immediately prior to the plan year that includes the termination date (or the entire period that the executive participated in the short-term incentive plan, if less than three full plan years). For this purpose, annual compensation is calculated prior to any deductions for any elective deferrals the executive may have made to a deferred compensation plan of the company.

        For purposes of the Management Agreements, "change in control" means (i) 50% or more of directors are individuals who were not appointed by the board to fill vacancies on the board or were not supported by the board for election by shareholders or were elected or appointed by the board in connection with an actual or threatened proxy contest, (ii) 35% or more of common stock or of the voting power of securities generally is acquired or beneficially owned by an individual, entity or group (subject to certain exceptions for certain affiliates and employee benefit plans), (iii) we consummate a merger with or into another entity, unless the voting securities of the surviving entity are more than 50% controlled by shareholders prior to the merger and in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the surviving entity, (iv) we consummate an exchange of voting securities for cash, securities or other property, unless shareholders receive in the exchange voting securities of a parent corporation that are more than 50% owned by shareholders prior to the exchange in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the parent corporation, (v) we consummate a sale or other disposition of all or substantially all of our assets, (vi) shareholders approve a definitive plan to liquidate or dissolve the company, (vii) the company enters into an agreement relating to a change in control as described in clauses (i) through (v) above and such change in control occurs within two years of such agreement, or (viii) a tender or exchange offer or proxy contest is commenced that results, within two years, in a change in control described in clauses (i) or (ii) above.

        Change in control severance compensation under the Management Agreements, as well as any other compensation under other plans or agreements that are contingent upon a change in control, may be reduced to the extent necessary to avoid excise taxation to the executive and non-deductibility to the company under federal income tax laws applicable to "parachute payments."

        Our equity incentive plans allow for acceleration of stock options upon an executive's death, disability or retirement and upon a change in control. Upon death or disability, options generally become exercisable in full, and may be exercised at any time, or from time to time, within five years of the executive's date of death or date of termination due to disability. Upon retirement, options generally become exercisable in full and may be exercised within three months of the date of termination due to the executive's retirement, or any such longer period as the Compensation Committee administering the plan may permit. For purposes of our equity compensation plans, "retirement" is generally defined as termination on or after age 55, provided that the executive has been employed by the company or its affiliates for at least ten years, or termination of employment on or after age 62, provided that under certain plans that the executive has given us at least six months' prior written notice of such termination. Upon a change in control, options generally become exercisable in full, subject to our right to cash out the options by paying the spread.

        The plans generally allow for a pro-rata portion of any restricted stock units to be paid out upon an executive's death, disability or retirement. The payment is based on the extent to which achievement of performance targets were satisfied at the end of the performance period and pro-rated for length of employment within the performance period. Upon a change in control, restricted stock units will immediately vest and be paid in full.

        A pro-rata share of restricted stock is generally payable upon the executive's death, disability or retirement. The executive, or his or her successor, shall be entitled to the number of shares of restricted stock under outstanding awards, pro-rated for the portion of the term of the awards during which the executive was employed. All restrictions are lifted with respect to such pro-rated shares. Upon a change in control, restricted stock will immediately vest in full.

        Assuming that a termination event or change in control occurred on December 31, 2017, the total compensation that would have been payable pursuant to the Executive Agreements to each Named Executive who was employed by the company on such date is:

PAYMENTS DUE UPON TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON

Name	Base Salary	STIP	Benefits	Total
H. CHRIS KILLINGSTAD	$732,568	$0	$9,012	$741,580
THOMAS PAULSON	$414,828	$0	$9,012	$423,840
RICHARD H. ZAY	$356,487	$0	$13,104	$369,591
DAVID W. HUML	$332,448	$46,027	$13,104	$391,579
JEFFREY C. MOOREFIELD	$319,815	$0	$13,104	$332,919

PAYMENTS DUE UPON TERMINATION WITHIN THREE YEARS OF THE CHANGE IN CONTROL EVENT1

Name	Average Annual Compensation	STIP Target	Benefits	Total
H. CHRIS KILLINGSTAD	$4,834,947	$879,081	$13,518	$5,727,546
THOMAS PAULSON	$2,115,623	$290,380	$13,518	$2,419,521
RICHARD H. ZAY	$1,711,138	$213,892	$19,656	$1,944,686
DAVID W. HUML	$1,595,750	$199,469	$19,656	$1,814,875
JEFFREY C. MOOREFIELD	$1,487,140	$175,898	$19,656	$1,682,694

1
Named Executives would also have accelerated vesting of unvested restricted stock and stock options. See the Additional Potential Benefits Upon Change in Control or Termination Due to Death, Disability or Retirement Table directly below.

ADDITIONAL POTENTIAL BENEFITS UPON CHANGE IN CONTROL OR TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT

Name	Value of Accelerated Awards under CIC $[1]	Values of Accelerated Awards under Death, Disability or Retirement $[1]
H. CHRIS KILLINGSTAD	4,842,543	3,180,484
THOMAS PAULSON	1,498,684	984,199
RICHARD H. ZAY	993,998	639,733
DAVID W. HUML	826,820	517,318
JEFFREY C. MOOREFIELD	817,587	527,042

1
Amounts reflect the acceleration of restricted stock and restricted stock unit awards, as well as stock options outstanding as of December 31, 2017.

PAY RATIO

        As required under and calculated in accordance with Item 402(u) of Regulation S-K, we have determined a reasonable estimate of the ratio of the annual total compensation of Mr. Killingstad, our President and Chief Executive Officer, to the median of the annual total compensation of all employees excluding Mr. Killingstad for 2017 was 50:1. This ratio was calculated as described below using the median of annual total compensation of all employees, other than Mr. Killingstad of $62,796, and the annual total compensation of Mr. Killingstad as reported in our 2017 Summary Compensation Table of $3,156,508.

        The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

        As allowed for under SEC rules, we have excluded 1,122 employees from the IPC Group from the employee population as IPC Group was acquired by Tennant Company in April 2017. Although allowed under the SEC requirements, we have not excluded any other employees from the calculation.

        To identify our median employee, we began with our active employee population as of October 2, 2017, excluding IPC Group employees. Next, we calculated total pay for our employee population using a consistently applied compensation measure ("CACM"). Our CACM is defined as: annualized base salary plus short-term cash incentives plus overtime plus shift differentials. Long-term incentives were not included in the calculation due to limited program participation. Compensation paid as short-term cash incentives, overtime, or shift differentials was based on actual payments earned for the 12-month period ending October 2, 2017. We did not apply any cost of living adjustment or differential to the CACM. Compensation paid in currencies other than U.S. dollars were converted to U.S. dollars based on average exchange rates for the 12-month period ending October 2, 2017. We then rank ordered the employee population by CACM to identify the median employee. We then calculated the identified median employee's annual total compensation for 2017 of $62,796 using the requirements of Item 402(c)(2)(x) of Regulation S-K.

ITEM 3—APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

        The board has approved, and recommends approval of, an amendment to our Restated Articles of Incorporation to require that directors receive a majority of the votes cast in an uncontested election in order to be elected to the board.

        Minnesota law requires that, unless otherwise provided in the Restated Articles of Incorporation, directors are elected by a plurality of the votes present in person or by proxy at a meeting. Under plurality voting, directors receiving the most "for" votes are elected. Currently, the members of the board are elected by a plurality of the votes present in person or by proxy at a meeting. The board believes that the implementation of the majority vote standard will provide our shareholders with a greater voice in director elections.

        Under a majority voting standard in uncontested director elections, each vote is required to be counted "for" or "against" the director's election. In order to be elected, the votes cast "for" such nominee's election must exceed the number of votes cast "against" such nominee's election. Shareholders will be entitled to abstain with respect to the election of a director, although abstentions will have no effect in determining whether the required affirmative majority vote has been obtained. In contested elections, directors will be elected by a plurality of the votes cast.

        Under Minnesota law, an incumbent director who does not receive the requisite vote continues to serve until his or her successor is elected. Accordingly, if the proposal to amend our Restated Articles of Incorporation is approved, we will also amend our Corporate Governance Principles to require incumbent directors who do not receive a majority of the votes cast "for" their election in an uncontested election to offer to tender their resignation. The board, taking into account the Corporate Governance Committee's recommendation, will act on the tendered resignation and publicly disclose its decision within 90 days after the date of the election. The Corporate Governance Committee and the board may consider any factors or other recommendations that they consider relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision with respect to his or her resignation. If the director's resignation is not accepted, the director will continue to serve his or her term until a successor is duly elected.

        Minnesota law requires that shareholders approve an amendment to our Restated Articles of Incorporation in order to change the voting standard in director elections. If this Item 4 is approved, a new Article X will be added to the Restated Articles of Incorporation. New Article X will read as follows:

  Subject to the rights, if any, of the holders of one or more classes or series of preferred or preference stock issued by the Corporation, voting separately by class or series to elect directors in accordance with the terms of such preferred or preference stock, each director shall be elected at a meeting of shareholders by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors if the number of nominees exceeds the number of directors to be elected. For purposes of this Article X, action at a meeting shall mean action at a meeting which satisfies the notice and quorum requirements imposed by the bylaws of this Corporation, except as otherwise provided by law, and a majority of the votes cast means that the votes entitled to be cast by the holders of all voting shares (as defined in Article VII) that are voted "for" a director must exceed the votes entitled to be cast by the holders of all voting shares that are voted "against" that director.

        Approval of the amendment will require the affirmative vote of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. If approved by shareholders, the amendment will become effective upon the filing of Articles of Amendment to the Restated Articles of Incorporation with the Minnesota Secretary of State. Such a filing would be made promptly after the Annual Meeting if the amendment is approved. The new majority voting standard would then be applicable to any future uncontested election of directors beginning at the 2019 Annual Meeting.

        The Board of Directors unanimously recommends that you vote "FOR" the amendment of the company's Restated Articles of Incorporation to adopt majority voting for the election of directors in uncontested elections.

ITEM 4—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

        As required by Section 14A of the Exchange Act, we seek non-binding advisory approval on executive compensation.

        Our compensation philosophy is to maintain programs that will attract, retain, motivate and reward high-caliber key executive officers who can create long-term financial success for the company and enhance shareholder return. The Compensation Committee bases its executive compensation decisions on the following core objectives:

  •
  align executive compensation with our short- and long-term goals and those of our shareholders;

  •
  correlate compensation with performance; and

  •
  provide a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies.

        We believe that our long-standing executive compensation programs have been effective at motivating the achievement of strong results even during challenging economic times, creating a relationship between pay and performance and aligning the interests of executive officers with those of our shareholders while discouraging risk-taking behavior that would be likely to have a material adverse effect on the company.

        Shareholders are encouraged to read the "Compensation Discussion and Analysis" and associated compensation tables for a more detailed discussion of how our compensation programs reflect our overarching compensation philosophy and objectives.

        We are presenting shareholders with the opportunity to submit an advisory approval on the executive compensation program for Named Executives by voting on the following resolution:

        "RESOLVED, that the shareholders of Tennant Company approve, on an advisory basis, the compensation paid to the company's Named Executives as disclosed in the "Compensation Discussion and Analysis" section, and compensation tables and narrative discussion contained in the "Executive Compensation Information" section in this Proxy Statement."

        This advisory approval will not be binding on the Compensation Committee or the board. However, they will carefully consider the outcome of the vote. If there are a significant number of negative votes, we may seek to understand the concerns that influenced the vote and consider them in making future decisions about executive compensation arrangements.

        The Board of Directors, upon recommendation of the Compensation Committee, unanimously recommends a vote FOR the advisory resolution approving the compensation of the company's Named Executives.

 OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of February 28, 2018, information regarding beneficial ownership (including shares subject to options and other convertible securities that are exercisable, will become exercisable, or otherwise will be settled within 60 days of February 28, 2018) by:

  •
  Beneficial owners of more than 5% of our common stock;

  •
  Ownership by directors and director nominees;

  •
  Ownership by the Named Executives as listed in the Summary Compensation Table; and

  •
  Ownership by all current directors and executive officers as a group.

        Except as otherwise noted, the shareholders listed have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock[1]
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	2,232,831 shares in aggregate. BlackRock has sole voting power for 2,193,625 shares, shared voting power for 0 shares, sole investment authority for 2,232,831 shares and shared investment authority for 0 shares.[2,3]	12.5%
ArrowMark Colorado
Holdings LLC 100 Fillmore Street, Suite 325 Denver, CO 80206	1,914,014 shares in aggregate. ArrowMark has sole voting for 1,914,014 shares, shared voting power for 0 shares, sole investment authority for 1,914,014 shares and shared investment authority for 0 shares.[2,4]	10.7%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,821,857 shares in aggregate. Vanguard Group has sole voting power for 33,597 shares, shared voting power for 7,219 shares, sole investment authority for 1,782,322 shares and shared investment authority for 39,535 shares.[2,5]	10.2%
Mairs & Power Inc. 332 Minnesota St. #W-1520 St. Paul, MN 55101	1,114,095 shares in aggregate. Mairs & Power has sole voting power for 895,575 shares, shared voting power for 0 shares, sole investment authority for 1,114,095 shares and shared investment authority for 0 shares.[2]	6.2%
Royce & Associates, LP 745 Fifth Avenue New York, NY 10151	1,010,392 shares in aggregate. Royce & Associates has sole voting power for 1,010,392 shares, shared voting power for 0 shares, sole investment authority for 1,010,392 shares and shared investment authority for 0 shares.[2,6]	5.7%
PrimeStone Capital LLP 17a Curzon Street London, UK W1J 5HS	927,972 shares in aggregate. PrimeStone has sole voting power for 0 shares, shared voting power for 927,972 shares, sole investment authority for 0 shares and shared investment authority for 927,972 shares.[2,7]	5.2%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock[1]
H. Chris Killingstad	618,836 shares[8,9]	3.4%
Thomas Paulson	109,854 shares[8,10]	*
Richard H. Zay	57,005 shares[11]	*
David W. Huml	26,400 shares[12]	*
Jeffrey C. Moorefield	23,885 shares[13]	*
Azita Arvani	12,960 shares[14]	*
William F. Austen	33,294 shares[15]	*
Carol S. Eicher	24,106 shares[16]	*
Donal L. Mulligan	21,365 shares[17]	*
Steven A. Sonnenberg	26,911 shares[18]	*
David S. Wichmann	22,513 shares[19]	*
David Windley	3,196 shares[20]	*
All directors and current executive officers as a group (14 persons)	1,047,050 shares[8,21]	5.6%

1
An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the total.

2
The information set forth above as to the Amount and Nature of Beneficial Ownership is based on Schedule 13G statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2017, except for PrimeStone Capital LLP, which is based upon a Schedule 13D statement filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 4, 2017.

3
BlackRock, Inc., the parent holding company, reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of common stock. No one person's interest in common stock is more than 5% of the total outstanding shares of common stock.

4
Includes various accounts managed by ArrowMark Colorado Holdings LLC, which has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of common stock.

5
32,316 of the shares over which The Vanguard Group, Inc. has sole voting power are beneficially owned by Vanguard Fiduciary Trust Company, its wholly-owned subsidiary, as the investment manager of collective trust accounts for which it directs the voting of the shares. 8,500 of the shares over which The Vanguard Group, Inc. has sole voting power are beneficially owned by Vanguard Investments Australia, Ltd., its wholly-owned subsidiary, as the investment manager of Australian investment offerings.

6
Includes various accounts managed by Royce & Associates, LLC, which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of common stock.

7
PrimeStone Capital LLP is the investment manager of PrimeStone Capital Irish Holdco Limited, a limited liability company incorporated under the laws Ireland that holds the securities referenced herein, and thus PrimeStone Capital LLP is deemed to have voting and investment power with respect to such securities.

8
Includes shares allocated to the individual or group under the Tennant Retirement Savings Plan as of February 28, 2018.

9
Includes 472,643 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Killingstad.

10
Includes 83,921 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Paulson.

11
Includes 41,918 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Zay.

12
Includes 19,966 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Huml.

13
Includes 18,142 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Moorefield.

14
Includes 11,218 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Arvani.

15
Includes 20,344 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Austen.

16
Includes 16,344 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Eicher.

17
Includes 17,073 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Mulligan.

18
Includes 16,344 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Sonnenberg.

19
Includes 17,729 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Wichmann.

20
Includes 3,836 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Windley.

21
Includes 757,650 shares covered by currently exercisable options or options exercisable within 60 days, granted to executive officers (including Named Executives) and directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of these forms furnished to us, and written representations from the directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2017, except for one Form 4, which was not timely filed by Mr. Moorefield due to an administrative oversight.

RELATED-PERSON TRANSACTION APPROVAL POLICY

        The board adopted a written related-person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of certain related-person transactions. This policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which we or an executive is a participant and in which a related person has a direct or indirect interest, but exempts the following:

  •
  payment of compensation by us to a related person for the related person's service to us in the capacity or capacities that give rise to the person's status as a "related person" (provided such compensation was approved by the board or a committee thereof, if such approval was required);

  •
  transactions available to all employees or all shareholders of on the same terms; and

  •
  transactions which, when aggregated with the amount of all other transactions between the related person and the company, involve less than $120,000 in a fiscal year.

        Our board must approve any related-person transaction subject to this policy before commencement of the related-person transaction or, if the transaction is not identified prior to its commencement, the transaction must be submitted to the board for ratification. The board will analyze the following factors, in addition to any other factors the board deems appropriate, in determining whether to approve a related-person transaction:

  •
  whether the terms are fair to the company;

  •
  whether the transaction is material to the company;

  •
  the role the related person has played in arranging the related-person transaction;

  •
  the structure of the related-person transaction; and

  •
  the interests of all related persons in the related-person transaction.

        The board may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon the company and the related person taking such precautionary actions as the board deems appropriate.

POLITICAL CONTRIBUTION POLICY

        Upon recommendation of the Governance Committee, the board adopted a written Political Contributions and Public Policy Activities policy, which provides that:

  •
  the company and its subsidiaries abide by laws governing political contributions and related activities;

  •
  the company generally will not make direct political contributions; if the company wants to make direct political contributions, it must get advance approval from the Governance Committee; and

  •
  employees are forbidden from using company property for political or public policy activities.

        The policy is not intended to prohibit the company from participating in trade associations, professional societies, industry groups and other tax-exempt organizations that represent the industries and business communities in which the company operates.

SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the 2019 Annual Meeting should be sent to our Corporate Secretary at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, MN 55440-1452. Proposals must be received on or before November 16, 2018, to be eligible for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

        Shareholder proposals intended to be presented at the 2019 Annual Meeting, but not intended to be included in the Proxy Statement or form of Proxy for the meeting, must be received on or before January 26, 2019. Proxies solicited by the board for that Annual Meeting will authorize the named Proxies on the Proxy Card to use their discretion in voting the Proxies when any such proposals are presented at the meeting.

        See "Director Nomination Process" for information and requirements on how to nominate a director or recommend a potential director candidate for consideration by the Governance Committee.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TENNANT COMPANY 701 NORTH LILAC DRIVE P.O. BOX 1452 MINNEAPOLIS, MN 55440-1452 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Tennant Company in mailing proxy materials, you can consent to receiving all shareholder communications, including future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E39006-P02441 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TENNANT COMPANY The Board of Directors recommends a vote FOR ALL nominees listed. Vote on Directors For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors, such that the total number of directors is eight. Nominees: 01) Azita Arvani 02) Steven A. Sonnenberg 03) David S. Wichmann If elected, Ms. Arvani and Messrs. Sonnenberg and Wichmann will serve for a term of three years. Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! ! ! ! 2. Ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018. 3. Approve an amendment to the Restated Articles of Incorporation to adopt majority voting for the Election of Directors in uncontested elections. 4. Advisory approval of executive compensation. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

TENNANT COMPANY ANNUAL MEETING OF SHAREHOLDERS 10:30 a.m. Central Time Wednesday, April 25, 2018 Minneapolis Marriott West 9960 Wayzata Blvd. St. Louis Park, MN 55426 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E39007-P02441 TENNANT COMPANY ANNUAL MEETING OF SHAREHOLDERS APRIL 25, 2018, 10:30 A.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints H. Chris Killingstad and Jeffrey L. Cotter, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them or either of them to represent and to vote, as designated herein, all the shares of Common Stock of Tennant Company (the "Company") held of record by the undersigned on February 28, 2018, at the Annual Meeting of Shareholders to be held on April 25, 2018, or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement for the Annual Meeting. This Proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Tennant Company Retirement Savings Plan (090984) ("Plan"). This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by April 20, 2018, the undersigned will be treated as directing the Plan's Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote. THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side. See reverse for voting. Address Changes/Comments: